As filed with the Securities and Exchange Commission on November 26, 2003

                                                    Registration No. 333-_______
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                                ISECURETRAC CORP.
                 (Name of small business issuer in its charter)

           Delaware                        4899                   87-0347787
           --------                        ----                   ----------
   (State or jurisdiction of   (Primary Standard Industrial      (IRS Employer
incorporation or organization)    Classification number)        Identification
                                                                     Number)

                              --------------------

                 5022 South 114th Street, Omaha, Nebraska 68137
                                 (402) 537-0022
          (Address and telephone number of principal executive offices)

                              --------------------

                 5022 South 114th Street, Omaha, Nebraska 68137
                           (402) 537-0022 (Address of
                          principal place of business)

                              --------------------

                                 Michael P. May
                                iSecureTrac Corp.
                             5022 South 114th Street
                              Omaha, Nebraska 68137
                                 (402) 537-0022
            (Name, address and telephone number of agent for service)

                              --------------------

                                   Copies to:

                               John M. Heida, Esq.
                                iSecureTrac Corp.
                             5022 South 114th Street
                              Omaha, Nebraska 68137
                                 (402) 537-0022
                             jheida@isecuretrac.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

===================================================================================================================
                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================
  Title of Each Class of         Number of            Proposed Maximum        Proposed Maximum         Amount of
     Securities to be        units/shares to be      Offering Price Per      Aggregate Offering       Registration
        Registered             Registered(1)           unit/share (2)             Price (3)               Fee
--------------------------- --------------------- ------------------------- ---------------------- ----------------
Common Stock, $.001 par
value.................           4,423,077                 $0.52                 $2,300,000                $284.30
===================================================================================================================

(1) Based on the number of shares of common stock of iSecureTrac Corp. (the "Company") issued to the stockholders of Tracking Systems Corporation ("TSC") in exchange for all the outstanding capital stock of TSC, pursuant to the Share Exchange Agreement and Plan of Exchange, dated as of August 12, 2003, between the Company and TSC.

(2) Based on the average of the bid and asked prices of the common stock of the Company for the 20 trading days preceding the closing of the share exchange transaction on August 28, 2003 and pursuant to the Share Exchange Agreement.

(3) Pursuant to Rule 457(c) of the Securities Act of 1933, and solely for the purpose of calculating the amount of the registration fee, the proposed maximum aggregate offering price is equal to the $0.52 per share value of the 4,423,077 shares of common stock exchanged for all 730,868 shares of the common stock of TSC, after conversion of all TSC preferred stock pursuant to the Plan of Exchange, at an exchange ratio of 6.0518137 Company shares for one TSC share.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED November 25, 2003

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS



                        4,423,077 Shares of Common Stock


         This prospectus relates to the exchange of 4,423,077 shares of our common stock for all the outstanding capital stock of Tracking Systems Corporation ("TSC"), a privately held Pennsylvania corporation, on August 28, 2003. All TSC preferred stock was converted to TSC common stock prior to the time of the exchange. Each share of TSC common stock was exchanged for 6.0518137 shares of our common stock.

         Our common stock is quoted on the Nasdaq Over-The-Counter Bulletin Board under the symbol "ISRE." On November 24, 2003, the last reported sale price for our common stock as reported on the Nasdaq Over-The-Counter Bulletin Board was $0.48 per share.

                              --------------------

         Investing in the common stock involves certain risks. See "Risk Factors" beginning on page 4 for a discussion of these risks.

                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

                The date of this Prospectus is November 25, 2003

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
PROSPECTUS SUMMARY ..................................................................    1

RISK FACTORS ........................................................................    4

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS ................................    9

MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ........................    9

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS   11

OUR BUSINESS ........................................................................   17

OUR MANAGEMENT ......................................................................   26

PRINCIPAL STOCKHOLDERS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..............   33

DESCRIPTION OF OUR CAPITAL STOCK ....................................................   39

THE TRACKING SYSTEMS CORPORATION TRANSACTION ........................................   43

PLAN OF DISTRIBUTION ................................................................   67

LEGAL OPINION .......................................................................   67

EXPERTS .............................................................................   67

ADDITIONAL INFORMATION ..............................................................   67

INDEX TO FINANCIAL STATEMENTS .......................................................   F-1

                               PROSPECTUS SUMMARY


This following summary highlights selected information from this prospectus and may not contain all of the information important to you. To understand our business and this offering fully, you should read the entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to the "Company," "we," "us," and "our," we mean iSECUREtrac Corp., a Delaware corporation, together with our subsidiaries, ABS Nebraska, Inc. and iST Services, Inc. This prospectus contains forward looking statements and information relating to iSECUREtrac Corp. See Cautionary Note Regarding Forward Looking Statements on page 9.


Our Company

We are iSECUREtrac Corp., a Delaware corporation. Our principal executive offices are located at 5022 South 114th Street, Suite 103, Omaha, Nebraska 68137. Our telephone number is 402-537-0022. The address of our website is www.isecuretrac.com. Information on our website is not part of this prospectus.

We are in the business of developing and selling and or leasing global positioning system ("GPS") based tracking solutions for the criminal justice industry since 1997. Our company, then named Sage Analytics International, Inc., merged with a Nebraska corporation, Advanced Business Sciences, Inc., which had been founded in 1994 specifically to commercialize a patent application for the continuous electronic monitoring and tracking of individuals. Prior to that time, we were engaged in developing and licensing decision support software.

Our tracking device, known as a Personal Tracking Unit ("PTU") is capable of constantly obtaining a geographical location fix (i.e. a point of latitude and longitude in degrees, minutes and fractions of minutes within 10 meters of the actual physical location of the PTU) and transmitting this data to our computers via a communications network. Named tracNET24(TM), our software system allows the end-user to continuously track and monitor an individual wearing a PTU, via a secure web hosted application.

We changed our name to iSECUREtrac Corp. in June of 2001. The name change was done to better reflect our current and future business activities of providing advanced tracking solutions for the monitoring of individuals and assets via a secure web hosted application.


The Offering

This prospectus relates to the exchange of 4,423,077 shares of our common stock for all the outstanding shares of the common stock of Tracking Systems Corporation, a privately held Pennsylvania corporation. The exchange was made on August 28, 2003 pursuant to the Share Exchange Agreement and Plan of Exchange between us and TSC, dated August 12, 2003. Prior to the time of exchange, all shares of the preferred stock of TSC were converted to common stock in accordance with the rights of each such class as described in TSC's Articles of Incorporation and subscription agreements. At the time of the exchange, each share of TSC common stock was exchanged for 6.0518137 shares of our common stock. The total value of our shares which were exchanged, at $0.52 per share, is $2.3 million.

Under the terms of the Share Exchange Agreement, we also assumed $3.5 million in secured debt as described in this prospectus plus $700,000 in subordinated debentures in favor of three former venture capital TSC shareholders: Odyssey Capital Group, L.P.; Penn Janney Fund, Inc.; and, Keystone Venture IV.

Use of Proceeds

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders who are former TSC stockholders. We will receive no proceeds from the sale of shares of common stock in this offering.


Summary Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Our independent public auditors, McGladrey & Pullen, LLP, have audited the fiscal periods of 2002 and 2001, and their reports express an unqualified opinion and include an explanatory paragraph referring to our ability to continue as a going concern. You should read the information below along with all other financial information and analysis in this prospectus. Please do not assume that the results below indicate results we'll achieve in the future.


          CONDENSED BALANCE SHEET AS OF SEPTEMBER 30, 2003 (UNAUDITED)


Cash                                                         $     88,553
 Other current assets                                             970,304
 Other assets                                                   7,472,023
                                                             ------------


        Total assets                                            8,530,880
                                                             ============




Total current liabilities                                       6,540,300

 Long-term debt, less current maturities                        4,144,067
                                                             ------------
          Total liabilities                                    10,684,367
                                                             ------------

Series A Preferred stock                                        8,843,246
 Series B Preferred stock                                         295,000
 Common stock                                                      46,772
Additional paid-in capital                                     27,034,831
 Unearned consulting expense                                     (510,000)
Accumulated deficit                                           (37,863,336)
                                                             ------------

   Total stockholders' deficit                                 (2,153,487)
                                                             ------------



          Total liabilities and stockholders' (deficit)      $  8,530,880
                                                             ============

                        CONDENSED STATEMENT OF OPERATIONS

                                                     Nine Months      Nine Months
                                                        Ending           Ending
                                                     September 30,    September 30,     Year Ended       Year Ended
                                                        2003              2002           December          December
                                                    (unaudited)       (unaudited)           2002             2001
                                                    -----------       -----------       -----------       -----------
Revenues:
      Product                                           565,441           327,171           358,305                --
      Service                                            11,346           136,785           144,697            52,652
                                                    -----------       -----------       -----------       -----------
         Total revenues                                 576,787           463,956           503,002            52,652
                                                    -----------       -----------       -----------       -----------

Costs and expenses:
      Cost of revenues                                  573,502           504,362           612,803           110,198
      Research and development                          551,777           562,557           773,248           496,727
      Sales, general and administrative               3,178,339         3,004,591         4,172,160         3,112,155
                                                    -----------       -----------       -----------       -----------
         Total costs and expenses                     4,303,618         4,071,510         5,558,211         3,719,080
                                                    -----------       -----------       -----------       -----------

      Operating (loss)                               (3,726,831)       (3,607,554)       (5,055,209)       (3,666,428)
                                                    -----------       -----------       -----------       -----------

Other income (expense):
      Interest income                                       250             1,689             1,742                43
      Interest expense                                 (238,108)         (158,705)         (203,419)         (671,042)
      Loan acquisition expense, stockholders           (558,158)         (536,734)         (536,734)       (2,047,259)
      Other, net                                             --                --                --           199,875
                                                    -----------       -----------       -----------       -----------

      Total other income (expense)                     (796,016)         (693,750)         (738,411)       (2,518,383)
                                                    -----------       -----------       -----------       -----------

      (Loss) before provision for income taxes       (4,522,847)       (4,301,304)       (5,793,620)       (6,184,811)
      Provision for income taxes                             --                --                --                --
                                                    -----------       -----------       -----------       -----------

Net (loss)                                           (4,522,847)       (4,301,304)       (5,793,620)       (6,184,811)
                                                    -----------       -----------       -----------       -----------

Preferred dividends                                    (629,687)         (604,711)         (807,832)          (68,161)
                                                    -----------       -----------       -----------       -----------
Net (loss) available to common stockholders         $(5,152,534)      $(4,906,015)      $(6,601,452)      $(6,252,972)
                                                    -----------       -----------       -----------       -----------
Basic and diluted (loss) per common share:          $     (0.13)      $     (0.17)      $     (0.23)      $     (0.29)

                                  RISK FACTORS

You should carefully consider the risks described below before purchasing our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment.


                  Risks Associated with our Financial Position


We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations. We have incurred annual net losses of $(5,793,620) for 2002 and $(6,184,811) for 2001, and a net loss of $(4,522,847) during the first nine months of 2003. As a result, on September 30, 2003 we had an accumulated deficit of $(37,863,336). Our revenues have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our Series 2100 tracking product and out tracNET24 information system. No assurances can be given when this will occur or that we will ever be profitable.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended December 31, 2002 relative to our ability to continue as a going concern. Our ability to obtain additional funding and/or increase our revenue will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.


We will require additional financing to sustain our operations and without it we will not be able to continue operations.

We had an operating cash flow deficit of ($3,481,345) for the year ended December 31, 2002, ($2,463,068) for the year ended December 31, 2001, and ($357,686) for the first nine months of 2003. By September 30, 2003, we had a working capital deficit of ($5,481,443) for the nine months then ended. We do not currently have sufficient financial resources to fund our operations or those of our subsidiaries. Therefore, we need additional funds to continue these operations.

On March 7, 2003 we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC ("Fusion Capital") as amended and restated on April 14, 2003, pursuant to which Fusion Capital has agreed to purchase, on each trading day, $15,000 of our common stock up to an aggregate, under certain conditions, of $12,000,000. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the common stock purchase agreement.

We only have the right to receive $15,000 per trading day under the agreement with Fusion Capital unless our stock price equals or exceeds $1.00, in which case the daily amount may be increased under certain conditions as the price of our common stock increases. Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock on any trading days that the market price of our common stock is less than $0.10. Because we initially registered 15,000,000 shares for sale by Fusion Capital, the selling price of our common stock to Fusion Capital must average at least $0.80 per share for us to receive the maximum proceeds of $12.0 million without registering additional shares of common stock.

The extent to which we rely on Fusion Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the sale of additional securities and or loans from commercial or private sources and/or sale/leaseback agreements on our future product deliveries. If obtaining sufficient financing from Fusion Capital were to prove prohibitively expensive and if we are unable to commercialize and sell our Series 2100 tracking product and our tracNET24 information system, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the full $12.0 million under the common stock purchase agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would have material adverse effect on our business, operating results, financial condition and prospects.


We have a high level of debt.

As of September 30, 2003, our consolidated notes payable and total long-term debt was $(8,616,788). If we cannot pay our debts on time or obtain acceptable alternative terms, there would be a material adverse effect on us and our stockholders. Assuming we are able to negotiate extensions of our notes payable due in 2003, we expect to pay our other debts as they become due out of cash flow from operations, but this expectation is subject to a variety of factors that could cause us to be unable to pay our debts.


The market price of our common stock is highly volatile and subject to dilution.

The market price of our common stock has been and is expected to continue to be highly volatile. Factors, including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future issuances of shares of common stock by the Company, including issuances of common stock to the holders of warrants and options, could have an adverse effect on the prices of our securities.


A small group of existing stockholders control a large portion of our common stock.

Total Tech LLC currently owns 6,668.56 shares of our Series A Preferred Stock. In the event that Total Tech LLC converted all of the Series A Preferred Stock held by it, it would beneficially own 12.85% of our common stock. As a result, this stockholder could exercise its ownership position to influence matters requiring stockholder approval, including a merger with another corporation or the sale of all or substantially all of the assets of our Company.

Our common stock is deemed to be "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. The penny stock rules may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for our selling stockholders to sell shares to third parties or to otherwise dispose of them, which in turn could cause our stock price to decline. Penny stocks are stock:

         -        With a price of less than $5.00 per share;

         -        That are not traded on a "recognized" national exchange;

         - Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         - In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. See "DESCRIPTION OF CAPITAL STOCK-Penny Stock Rules" on page 42 of this prospectus.


                                 Business Risks


Our technology, products and services may rapidly become obsolete.

The market in which we compete is characterized by rapid technological change, evolving industry standards, frequent introductions of new products, and changes in customer demands that can render existing products obsolete and unmarketable. Our current products are the Series 2100 PTU and the software which provides the web hosted tracking application. The Series 2100 PTU is a passive device which collects and stores location data until it is placed in a charger base from which it uploads stored data via a traditional land-line telephone system. The market may demand an active device which uploads location data via a wireless cellular telephone system as the PTU is moved about. Newer, faster and more accurate mapping software may make the mapping software modules we currently use and which form a part of our tracNET24 application obsolete. tracNET24 operates with the Microsoft Windows 2000(R) operating system. Future releases of Windows may compel us to upgrade and there is no assurance that our application software will operate with such new releases. Our current application servers will require continuous upgrading with newer and faster models or we risk losing our technological edge. Such servers are subject to electronic and mechanical failures which may cause extensive down-time to the detriment of our ability to maintain quality services for our customers. Our future success will depend upon our ability to address the increasingly sophisticated needs of our customers by supporting existing and emerging hardware, software, database, and networking platforms and by developing and introducing enhancements to our existing products and new products on a timely basis that keep pace with technological developments, evolving industry standards, and changing customer requirements.

We could face competition from companies with significantly greater resources.

We are aware of one privately held company that directly competes with the products and services that we offer. However, there are currently several companies that use GPS, electronic mapping and internet technologies to provide tracking and monitoring products and services. The markets served by these companies include vehicle and rail car tracking, vehicle fleet management, container tracking as well as 911 emergency response services. While the companies serving these markets do not currently sell products or services to the criminal offender tracking and monitoring markets, these companies, or others, may enter this market in the future. Many of these companies have substantially greater financial, technical, marketing, distribution and procurement resources than we have. Accordingly, we may not be able to effectively compete with these larger companies should they decide to enter the market we are in.


We rely on third party vendors.

The components used in our products are acquired from various electronics manufacturers. Lack of availability of key components would adversely affect our ability to produce and deliver products on a timely basis. Examples of such key components include the chip set for acquiring the GPS information, the processor used to compute and manipulate data, the wireless communications boards, and the memory cards used for data storage. We have endeavored to design our products in a manner that allows substitution of key components for those from another manufacturer, but alternative components may not be available quickly enough to avoid delaying production and shipment of customer orders. We could, in the future, lose revenues as a result of such delays. We currently rely on one mid-sized electronics manufacturer to manufacture the bulk of our PTUs and manage the supply chain of electronic components for such PTUs. We have a small back-up manufacturer, but we have not qualified or contracted with other secondary manufacturers. If our agreements with current manufacturers are terminated or expire, our search for additional or replacement manufacturers could result in significant delays, added expense and our inability to maintain or expand our customer base.


We are not in control of Global Positioning System technology, a key element of our products and services.

We depend on Global Positioning System (GPS) technology owned and controlled by others. If we do not have continued access to GPS technology and satellites, we will be unable to deliver our products and services and our revenues will decrease significantly.

Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer.

In addition, the U.S. government could decide not to continue to operate and maintain Global Positioning System satellites over a long period of time or to charge for the use of the Global Positioning System. Furthermore, because of ever-increasing commercial applications of the Global Positioning System, other U.S. government agencies may become involved in the administration or the regulation of the use of Global Positioning System signals in the future. If the foregoing factors affect the Global Positioning System, such as by affecting the availability and pricing of Global Positioning System technology, our business will suffer.

Global Positioning System technology is also dependent on the use of radio frequency spectrum. An international organization known as the International Telecommunications Union controls the assignment of spectrum. If the International Telecommunications Union reallocates radio frequency spectrum, our services may become less useful or less reliable. This would, in turn, harm our business. In addition, emissions from mobile satellites and other equipment using other frequency bands may adversely affect the utility and reliability of our services.


We may be unable to protect our intellectual property rights.

We will rely primarily on a combination of patents, copyrights, trade secrets, and trademark laws; confidentiality procedures; and contractual provisions to protect our intellectual property rights. We also believe that factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition, and reliable product maintenance are essential to establishing and maintaining a technology leadership position. There is a risk (1) that any patents issued to us may be invalidated, circumvented, or challenged, (2) that the rights granted thereunder will not provide competitive advantages to us or (3) that none of our future patent applications will be issued with the scope of the claims sought by us, if at all. Furthermore, there is the risk that others may develop technologies that are similar or superior to our technology or design around any patents issued to us. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. See (Intellectual Property Rights) of this prospectus. We were previously a defendant in a lawsuit to declare one of our existing patents invalid. Although we settled the lawsuit with an acknowledgment of the validity of our patent, the matter cost substantial time and expenses. There is no assurance that similar claims will not be made in the future by other parties and we will be obliged to defend the validity of our patents at potentially significant cost to us. We have not registered our patents with most foreign countries and we may have no legal recourse to proceed against entities in such countries who choose to copy our hardware and/or software. The measures we take to protect our proprietary rights may not be adequate.

We have been granted a nonexclusive software license from SiRF Technology Incorporated ("SiRF"). SiRF has designed GPS chip sets and software solutions that allow us to embed GPS technology into our products. This license is for an indefinite term; however, it may be terminated if SiRF loses any of its rights as to the software products encompassed therein or by either party upon thirty
(30) days written notice in the event of a material breach of the license by the other party. Termination of this license could have a material adverse effect on our business.


We are dependent on key personnel.

In the event that the significant growth of our revenues occurs, such growth may place a significant strain upon our management systems and resources. Our ability to compete effectively and to manage future growth, if any, will require us to continue to improve our financial and management controls, reporting systems, and procedures on a timely basis and expand, train, and manage our employee workforce. Our failure to do so could have a material adverse effect upon our business, operating results, and financial condition. Our future performance therefore depends in significant part on the continued service of our key technical, sales, and senior management personnel. Key personnel include Michael May and James Stark. We have employment agreements with Mr. May and Mr. Stark. We do not maintain key man insurance on Mr. May or Mr. Stark. The loss of the services of one or more of our executive officers could have a material adverse effect on our business, operating results, and financial condition. Our future success also depends on our continuing ability to attract and retain highly qualified technical, customer support, sales, and managerial personnel. Competition for such personnel is intense.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our products and the industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "plan", "intend," or "project" or the negative of these words or other variations on these words or comparable terminology.

This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.


          MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Nasdaq Over-The-Counter ("OTC") Bulletin Board under the trading symbol "ISRE". Our trading symbol was "ABSH" until June 27, 2001. The prices set forth below reflect the high and low bid prices as reported by Bloomberg Quotations, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Year                              Quarter                  High                     Low
----                              -------                  ----                     ---
2001...................             1st                   $0.4375                 $0.1875
                                    2nd                   $1.0000                 $0.2000
                                    3rd                   $1.2000                 $0.6500
                                    4th                   $1.1100                 $0.8000

2002.....................           1st                   $1.5000                 $0.8000
                                    2nd                   $2.1100                 $1.2800
                                    3rd                   $1.5100                 $0.6200
                                    4th                   $0.7300                 $0.2300

2003.....................           1st                   $0.9900                 $0.2700
                                    2nd                   $0.8500                 $0.3700
                                    3rd                   $0.6500                 $0.4300


As of September 30, 2003, there are 46,771,974 shares of common stock, par value $0.001, outstanding, held of record by 447 registered stockholders. Also outstanding, as of September 30, 2003, are 8,843.25 Series A Convertible Preferred Shares held by eight (8) stockholders, and 300 Series B Convertible Preferred Shares held by one stockholder. We have not declared any dividends on shares of common stock and do not anticipate paying any dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans as of September 30, 2003

----------------------------------------------------------------------------------------------------------------------------
          Plan category               Number of securities to be       Weighted average exercise     Number of securities
                                       issued upon exercise of            price of outstanding        remaining available
                                    outstanding options, warrants     options, warrants and rights    for future issuance
                                              and rights
----------------------------------------------------------------------------------------------------------------------------
                                                 (a)                              (b)                         (c)
----------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders                  1,354,636                          $0.59                      32,031
----------------------------------------------------------------------------------------------------------------------------

Equity compensation plans not
approved by security holders                  6,799,825                          $0.98                         0
----------------------------------------------------------------------------------------------------------------------------

Common stock warrants                         2,914,439                          $0.59                         0
----------------------------------------------------------------------------------------------------------------------------

Total                                         11,068,900                         $0.83                      32,031
----------------------------------------------------------------------------------------------------------------------------

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS


Overview

The following is a discussion of factors affecting our results for the nine months ending September 30, 2003 and our liquidity and capital resources. This discussion should be read along with our consolidated financial statements and their notes, which can be found beginning on page F-1 of this prospectus. It should also be read in conjunction with the following reports previously filed with the Securities and Exchange Commission and incorporated herein by reference: our annual report on Form 10-KSB for the year ending December 31, 2002; our quarterly report on Form 10-QSB for the three months ending September 30, 2003; the financial statements of and pro forma financial information related to Tracking Systems Corporation which were filed November 12, 2003 with Amendment No. 1 to our current report on Form 8-K; and, the financial statements of Tracking Systems Corporation for the period from January 1, 2003 through August 28, 2003 which are included in this Prospectus.

We have moved from a being developmental stage company to an operating company during the fourth quarter of 2002. As such, the financial results of operations reflect our primary activities transitioning from development and testing of our GPS products to production and sales of our Model 2100NC units, principally for offender monitoring in the criminal justice marketplace. We completed the final design and began production of our series 2100 tracking unit in the first quarter of 2002. During 2002, we sold and shipped 350 PTUs to our then-only distributor for deployment. During the first nine months of 2003, we have sold or leased 446 PTUs through our direct sales force. As of September 30, 2003, we have signed 21 end-user agencies, four distributors, and five service providers.

We have developed our computerized center for communication and data management (tracNET24(TM) platform), staffed only to maintain the system. We anticipate revenues will increase significantly in 2004 as we continue to aggressively deliver our new products to the criminal justice market. The tracNET24(TM) platform will be operated as an Application Service Provider (ASP) service, allowing agents of our distributing partners at existing monitoring centers to access and use the system to provide the monitoring services. As we continue to roll out this new product offering, our customers will have control and responsibility to monitor the movement of their individuals or assets. Utilizing our GPS tracking products, customers, through a secure internet connection, will access their information via our host website, www.tracnet24.com. Our product allows our customers greater flexibility, ease of use and reduced operating costs when compared to our competitor's current product offerings and pricing. At the same time, it allows us to partner with industry-specific service providers, wherein they provide the staffing and end-user interaction, and we supply the tracking technology and information reporting.

In addition, management plans to hire additional sales and sales support staff to expand iSt's sales opportunities within the United States. We believe that the addition of sales personnel will enable us to increase sales on an accelerated basis.


Equipment Revenue

Equipment Revenue is derived from the sale of our products. For the three and nine months ended September 30, 2003, equipment revenues were $38,261 and $119,211 compared to $220,955 and $326,530 for the three and nine month periods in 2002. The reason for the decreases is the reduction in units sold in the 2nd and 3rd quarters of 2003, compared to the same periods of 2002. This reduction is attributable to the company's shift from selling to leasing of its product.

Leasing Revenue

Leasing Revenue is derived from the leasing of our products. For the three and nine months ended September 30, 2003, leasing revenues were $105,300 and $143,523 compared to none for the three and nine month periods in 2002. $60,849 of this increase is attributable to the acquisition of TSC with the balance due to the company's shift from selling to leasing of its product.


Hosting Revenue

Hosting Revenue is the fees charged to our customers for hosting data that encompasses units being active or in use, fax charges, pages, and phone call-ins. For the three and nine months ended September 30, 2003, hosting revenues were $207,251 and $262,982 compared to $641 and $641 during the same periods in 2002. $161,872 of this increase is attributable to the acquisition of TSC with the balance due to the growth in deployments of our Series 2100 PTUs.


Gain on Sale-leaseback Transactions

The Gain on Sale-leaseback Transactions consists of amortization of the deferred gain that we record upon delivery of units in conjunction with the individual lease agreements that we have outstanding. For the three and nine months ended September 30, 2003, the gain on sale-leaseback transactions was $28,419 and $39,725 compared to none during the same periods in 2002. The reason for the increase in the comparable periods is that we had no sale-leaseback agreements in place in 2002.


Service Revenue

For 2003, Service Revenue consisted of sales of non-core product that included various ancillary computer equipment and the maintenance associated with such equipment. For the three and nine months ended September 30, 2003, Service Revenue was $7,621 and $11,346 compared to $30,811 and $136,785 for the comparable periods of 2002. The main reason for the decrease is a slow down in projects pursuant to our focusing on our core products.


Cost of Revenues

Cost of Revenues represents all direct costs associated with the generation of equipment and hosting revenue, including cost of goods for our equipment that is sold and leased, the direct variable communications and hardware equipment expenses associated with the webcentric hosting services provided by iSt, the costs of distribution of software and equipment, and the maintenance expenses on equipment repaired under service agreements. A portion of our cost of revenues consists of the amortization of product development costs, which began in March 2002. This amortization amounted to $78,715 and $236,142 for the three and nine months ended September 30, 2003 compared to $78,715 and $183,666 during the same periods in 2002. For the three and nine month periods ending September 30, 2003, Cost of Revenues was $274,554 and $573,502, compared to $266,716 and $504,362 during the same periods in 2002. The main reason for these increases was the overall increase in deployment of our Series 2100 tracking units, as well as the increased product development cost amortization, and the acquisition of TSC. $73,380 of the three and nine month increases in cost of revenues was due to the acquisition of TSC.

Research and Development

Research and Development expenses are the direct costs associated with iSt's development of its proprietary products. Expenses in this category include the cost of outside contracted engineering and design, staffing expenses for the iSt's own engineers and software developers, and the actual costs of components, prototypes, and testing equipment and services used in the product development functions. The Research and Development expenses were $178,328 and $551,777 for the three and nine months ended September 30, 2003, compared to $209,148 and $562,557 for the same period in 2002. This decrease in research and development expenses was the result of bringing all research and development in house.


Sales, General and Administrative

Sales,  General  and  Administrative   (SG&A)  expenses  are  all  the  expenses
associated with the operations and marketing of our company, outside of the expenses described above. These expenses include executive, sales, administrative and accounting staff payroll, taxes and benefits, rent on property, all travel, fixed telephone expenses, office leases and supplies, marketing, advertising in magazines and periodicals, attendance at trade shows, production of marketing and related collateral material, as well as recruiting and training expenses. For the three and nine months ended September 30, 2003, SG&A expenses increased to $1,163,666 and $3,178,339, from $874,289 and $3,004,591 respectively in the comparable periods of 2002. $198,987 of this increase was due to the acquisition of TSC, with the balance attributable to increases in salaries and wages due to addition of sales personnel.


Operating (Loss)

For the three and nine months ended September 30, 2003, operating (loss) was $(1,229,696) and $(3,726,831), compared to $(1,097,747) and $(3,607,554) for the same periods in 2002. These increases were caused primarily by increases in SG&A expenses as described above.


Interest Expense

For the three and nine months ended September 30, 2003, interest expense totaled $107,629 and $238,108, compared to interest expense of $54,627 and $158,705 in the comparable periods of 2002. These increases were due to larger outstanding balances in Company borrowings in 2003 over 2002.


Loan Acquisition Expense, Stockholders

For the three and nine months ended September 30, 2003, loan acquisition expense was $558,158 and $558,158, compared to $0 and $536,734 for the comparable periods of 2002. The increase is due to stock warrants issued to various stockholders or individuals for lending us money.

Net (Loss)

For the three and nine months ended September 30, 2003, we had a Net Loss of $(1,895,444) and $(4,522,847), compared to a Net Loss of $(1,152,374) and
$(4,301,304), in the comparable periods of 2002, for the reasons described above.

Preferred Dividends

For the three and nine months ended September 30, 2003, preferred dividends totaled $216,771 and $629,687, as compared to $203,861 and $604,711 for the comparable periods of 2002. This change was due to more outstanding Series A Convertible Preferred Stock in the period.


Net (loss) Available to Common Stockholders

For the three and nine months ended September 30, 2003, we had a net (loss) available to common stockholders of $(2,112,215) and $(5,152,534) compared to a net (loss) available to common stockholders of $(1,356,235) and $(4,906,015) in the comparable periods of 2002. The reasons for these changes are described above.


Liquidity and Capital Resources

For the nine months ended September 30, 2003, we used $(357,686) in operating activities and we generated $325,441 from investing activities and $73,424 from financing activities. The total of all cash flow activities resulted in an increase in the balance of cash for the nine months ended September 30, 2003 of $41,179. For the same period of 2002, we used $(2,776,158) in operating activities and $(305,860) in investing activities. We generated $3,082,018 from financing activities. The total of all cash flow activities resulted in no change in the balance of cash for the 9 months ended September 30, 2002.

We completed a sale-leaseback transaction with an unrelated party involving 100 of our series 2100 tracking units for $120,000 during the 1st quarter of 2003. This transaction generated a gain of approximately $45,000 that is being amortized into income over a 24 month time period (lease agreement).

We completed another sale-leaseback transaction with a related party involving 312 of our series 2100 tracking units for $375,000 during the 3rd quarter of 2003. This transaction generated a gain of approximately $164,000 that is being amortized into income over a 24 month time period (lease agreement).

We are also in the process of completing three separate sale-leaseback transactions with related parties (consisting of various stockholders) involving 817 of our series 2100 tracking units. As of September 30, 2003, we have received funding from these related parties totaling $985,000. We have sold and leased back 278 of the 817 units under one of these lease agreements. This transaction has generated a gain of approximately $182,696 that is being amortized into income over a 24 month time period (lease agreement). Once any of our additional units are sold to the finance companies, we will lease them back from the finance companies and in turn lease them to our customers, thereby generating cash flow to fund operations and meet our future obligations to the related party finance companies.

We are pursuing other sale-leaseback opportunities with various third party leasing companies. We believe that lease funding of our tracking units can be an additional source of cash to meet our financial needs.

We entered into a common stock purchase agreement on March 7, 2003, as amended and restated on April 14, 2003, with Fusion Capital Fund II, LLC, a Chicago based institutional investor. Under the agreement, Fusion Capital will buy up to $12.0 million of our common stock over a period of up to 40 months, subject to our right to extend the agreement for six months. We have the right to control the timing and amount of stock sold to Fusion Capital with the purchase price based upon the market price of the Company's common stock at the time of sale without any discount. Under the common stock purchase agreement, funding of the $12.0 million shall occur from time to time, and commenced as of April 23, 2003. In addition, we are we are in discussions to secure additional private placements of $3,200,000 and $5,000,000 in equity financing to continue to fund the operations and production of our tracking devices and related services.

As of September 30, 2003, we had the following borrowing facilities in place:

We have a $750,000 long term note payable from U.S. Bank N.A. of Omaha, Nebraska. iSt made 35 monthly payments of $16,557 and currently has one last payment of $316,084 which is due on or before Feburary 15, 2004. The interest rate is a variable rate based on the U.S. Bank N.A. Reference Rate (the "Index Rate") plus two (2.00) percent. As of September 30, 2003, the Index Rate was currently four (4.00) percent, and the outstanding loan balance was $316,084. This loan is secured by a security interest in our tangible and intangible assets and the personal guarantees of various stockholders. The maturity date of this note has been extended until February 15, 2004 with monthly payments of $16,557 due beginning October 15, 2003.

We have a $92,710 unsecured note payable from Merrill Corporation resulting from the conversion of accounts payable. This short-term note matured on July 30, 2003 and required monthly principal only payments. It carries an interest rate of zero (0)%. As of September 30, 2003, the outstanding loan balance was $74,710. We are currently negotiating with this vendor to renew and extend this note payable.

We have a $73,366 note payable from Nebraska State Bank of Omaha. This short-term note matures on March 17, 2004 and carries an interest rate of seven and one-fourth (7.25)% due at maturity.

We have a $3,452,239 note payable from Westburg Media Capital, LP (a stockholder). This long-term note calls for monthly payments including interest of $67,000 with a balloon payment for the remaining amount due in full in November 2007. The interest rate is based on the U.S. Bank of Washington prime rate plus 4%. As of September 30, 2003, the rate in effect was 8% and the outstanding loan balance was $3,343,104. This note payable is secured by all corporate assets.

We have a $200,000 note payable from Keystone Venture IV, LP (a stockholder). This unsecured, long-term note matures on August 31, 2006 and carries an interest rate of eight (8.00)% per annum and shall be payable annually in arrears. This note payable is subordinated to the Westburg Media Capital, LP note payable.

We have a $200,000 note payable from Penn Janney Fund, Inc. (a stockholder). This unsecured, long-term note matures on August 31, 2006 and carries an interest rate of eight (8.00)% per annum and shall be payable annually in arrears. This note payable is subordinated to the Westburg Media Capital, LP note payable.

We have a $300,000 note payable from Oddyssey Capital Group, LP (a stockholder). This unsecured, long-term note matures on August 31, 2006 and carries an interest rate of eight (8.00)% per annum and shall be payable annually in arrears. This note payable is subordinated to the Westburg Media Capital, LP note payable.

The majority of our remaining $2,644,782 in notes payable consists of amounts owed to individuals, primarily directors of iSt, which mature within one year and carry interest rates of 6% to 10%.

We lack sufficient operating capital, and we intend to fund our ongoing development and operations through a combination of additional equity capital and further borrowings. As of September 30, 2003, we did not have commitments for either debt or share purchases to meet our planned 2003 operating capital requirements.


Critical Accounting Policies

The Company prepares its consolidated financial statements in conformity with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This requires management to make estimates and judgments that affect reported amounts and related disclosures. Actual amounts will differ from those estimates. Our significant accounting policies are described in Note 1 to the audited Consolidated Financial Statements. Of those policies, we have identified the following to be the most critical because they are the most important to our portrayal of our results of operations and financial condition and they require subjective or complex management judgments:

o Revenue recognition related to sale of our Series 2100 product and for services provided through our tracNET24 information system. We charge a daily services fee for each PTU which the buyer desires to have tracked from time to time. The buyer initiates tracking by entering an activation command on an appropriate tracNET24 screen and, similarly, stops the tracking by entering a deactivation command. The daily fee for tracNET24 is only charged from the time of activation to the time of deactivation for each PTU. Revenue related to this daily service fee was $2,009 in 2002. We bill for PTUs that are sold, and recognize such revenue, upon receipt by the customer. All 2002 sales were made to one distributor. We record revenue when the PTUs are received by the distributor, which is also the point at which the distributor takes title to the PTUs. One customer, ADT Security Systems, has a 45 day acceptance clause in its contract agreement with us to accept or reject shipment. All 350 units shipped to ADT in 2002 were accepted.

tracNET24 services are billed on a daily fee basis. These services are billed as the service is incurred by our customer in arrears on a monthly basis. Such revenue is recognized on the day the daily fee accrues. We began leasing our PTUs on a daily basis in January 2003. For our leased PTUs, we bill on a monthly basis for the daily fees incurred in arrears and add daily service fees for those days, or any part thereof, in which the PTU is being tracked and monitored by tracNET24 as the result of the lessee entering an activation command with tracNET24.

o Capitalization of product development costs related to the hardware development of our series 2100 product and the software development of our tracNET24 information system. We capitalized software and hardware development costs in accordance with the Statement of Financial Accounting Standard No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. During the years ending 2002 and 2001, we capitalized $47,257 and $714,401 of product development costs, respectively. The capitalization of these costs begins when a product's technological feasibility has been established and we have a detailed product design. The capitalization of these costs ends when the product is available for general release to customers.

We are amortizing these costs on a straight line basis over an estimated economic useful life of three years or on the ratio of current revenue to total projected product revenues, whichever is shorter once the product is available to customers. We began to amortize these costs in 2002. For the year ended December 31, 2002, we amortized $262,384. It is reasonably possible that those estimates of projected product revenues, the remaining estimated economic life of the product or both would be reduced significantly in the near term due to competitive pressures or technological changes. As a result, the carrying amount of the capitalized software and hardware costs may be reduced materially in the near term. $86,962 and $133,833 of capitalized software and hardware development costs were charged to expense in the years ended December 31, 2002 and 2001, respectively, due to impairment. Based upon our product sales and product leasing to date and upon our projected sales for the future, we believe there is no impairment of product development costs.

                                  OUR BUSINESS

General

We have designed, engineered and developed personal tracking devices for individuals and the software to monitor, map and report on the movements of such devices and the individuals wearing them. We are currently marketing our system to criminal justice agencies in the United States, the United Kingdom and Canada.

Our Personal Tracking Unit (PTU) is a twelve ounce, compact, electronic case which can be worn on an individual's belt or in a coat pocket. The PTU contains a GPS receiver, telephone modem, micro processors loaded with our proprietary firmware, internal antennas, signal processors, flash memory, other electronic components and rechargeable batteries, which we designed to be highly reliable, rugged and durable. Our current Series 2100 model PTU was designed to be worn by criminal offenders on probation, parole or pre-trial release and operates in conjunction with a transmitter housed in an ankle or wrist cuff. The cuff transmitter is securely affixed to the offender by a corrections officer. Any attempts to remove the cuff generate an alert signal and is a probation violation. The cuff transmitter, and hence the offender, must remain within 150 feet of the PTU or the signal transmitted by the cuff transmitter is not received and the PTU will send an alert, via a telephone network, to an appropriate authority.

Our tracNET24(TM) automated monitoring system is provided to end-user agencies through the Internet. Any probation officer with a secure log-in can access the system and know exactly where any of his or her clients, wearing a PTU, have been over any given time period. The officer can instantly program the PTU worn by any of the offenders he or she is monitoring to create or modify a schedule of locations where the offender must be at certain times of the day or week or month (e.g. a place of work, medical appointments, counseling appointments, meetings with the probation officer, etc.). He/she merely enters a drop down menu for the schedule and either enters an address or points to a spot on the map and specifies a radius. He/she has now created "inclusion zones" for the offender. Similarly, the officer can create "exclusion zones" (e.g. schools, home of an ex-spouse, etc.). The commands can be entered on any PC connected to the Internet and are downloaded to the PTU, which may be physically located anywhere else. TracNET24 provides automated monitoring as it is capable of alerting any appropriate authorities to probation violations; tracks the movements of an offender anywhere in the community; and, reports the movements with date and time stamps on maps and reports to the appropriate authorities, thereby relieving them of time consuming phone calls to verify the offender's presence at work or other places and to assure that the offender does not enter forbidden zones.

We market our PTUs and hosted tracNET24 services through a network of distributors, service providers and our own sales representatives. We sell or lease our PTUs and provide access to and use of tracNET24 on a fee basis as an Application Service Provider (ASP) on the Internet. On November 1, 2001, we entered into a non-exclusive distribution agreement with ADT Security Services, Inc. ("ADT"), which committed to purchase 1,000 of our PTUs. ADT will distribute these units to various law enforcement agencies. We will provide tracNET24 automated monitoring services to ADT and their end-user customers on a 24/7 basis. On February 18, 2002, we entered into a non-exclusive distribution agreement with Veridian Information Solutions, Inc., a large government contractor of information services. In addition to reselling our PTUs, Veridian intends to integrate our tracNET24 data base with their Veritrax system for charting and projecting criminal patterns and trends. We are currently negotiating with several other potential national and foreign distributors.

Our marketing and sales staff currently consists of a Senior Vice President of Sales, four full time district sales managers, three regional sales managers and two sales support personnel. Part time sales support is also provided by our executives and technical personnel. To date, we have contracted with four distributors and four service provider companies, all of which contract with criminal justice agencies to provide monitoring services, and with 18 end-user criminal justice agencies.

We believe use of our system can offer substantial cost savings over the cost of incarceration in traditional jails and prisons and improve the efficiency of probation and parole officers. It also offers the backlogged criminal justice systems a more secure solution to the problems of rapidly growing criminal populations, overcrowded correctional facilities and more lenient sentencing alternatives.

In addition to the criminal justice market, we have had discussions and marketed to additional industries where we believe our products and services offer attractive solutions to current problems, including the transportation industry. Our products and services to this market would include automatic vehicle tracking and the installation of tracking units at strategic locations, monitoring the status of freight cargo (whether loaded or unloaded on a trailer or other container).


The Electronic Monitoring Market

According to the U.S. Bureau of Justice Statistics latest report, dated August 25, 2002, 6.6 million adults were under some form of correctional supervision at December 31, 2001. The number of prisoners under the jurisdiction of federal or state correctional authorities on that date reached a record high of 2.0 million. Moreover, 4.6 million adults were under parole or probation supervision. The total adult correctional population has increased 45.3% from 1991 to 2001.

This growth has resulted in stresses on the correctional system in terms of both management and costs. While this has led to increased use of probation and parole as alternatives to incarceration, caseworkers are unable to monitor probationers and parolees effectively. Electronic monitoring enhances the ability of caseworkers to monitor the activities of probationers and parolees, as well as affording house arrest as an economic alternative to incarceration.

Electronic monitoring offers two distinct advantages over incarceration, (1) it reduces the public's tax burden by allowing the offender to work and, subsequently, to pay for electronic monitoring costs, and (2) it reduces prison and jail overcrowding by providing a viable alternative to incarceration.

The traditional house arrest application utilizes (1) a fixed location radio frequency device connected to a power source and telephone line (a "house arrest unit") and (2) a tamper-proof transmitter cuff worn by the offender. The individual under house arrest must remain within a specified distance of the house arrest unit. When they leave that proximity, the house arrest unit transmits a notification over the telephone line to a monitoring center. The monitoring center software and operators determine if this is a permitted or authorized departure, using tables of individual schedules provided by the contracting authorities. If they determine it is a violation of the programmed schedule, a violation notice is created and the appropriate authorities are contacted using pre-established protocols. These protocols can include voice calls, paging, faxing, e-mail or some combination. Additionally, reports are created for transmission as required by the customer organization.

House arrest monitoring equipment first became commercially available in 1984. In 1987, twenty-one (21) states reported using this electronic monitoring as a sentencing alternative. By 1995, all fifty states were using at least limited amounts of house arrest electronic monitoring. Experts estimate that as many as 300,000 individuals now incarcerated could be supervised more cost-effectively and safely using appropriate electronic supervision. [Source: Journal of Offender Monitoring, January 1998 and March 1999 issues] Also, the Journal of Offender Monitoring estimated 95,000 individuals under electronic house arrest at the beginning of 1999. These individuals were monitored primarily through third party service providers under contract to the appropriate local, state and federal agencies.

We believe there is a substantial opportunity to provide a system to allow offenders to be tracked and monitored away from the fixed house arrest location. In early 1994, our Company began looking into the feasibility of utilizing GPS receivers and wireless communications technologies in a device which could be worn by offenders and thus allow electronically supervised release from house arrest. In December of 1994, we described our concepts in a patent application filed with the United States Patent and Trademark Office for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals." Over the next seven years, we continued to pioneer the development of a system of continuous monitoring of mobile offenders by creating smaller and lighter Personal Tracking Units (PTUs) and refining the software to track and monitor the location of the PTUs. In late 1995, we began to field test PTUs. Our lunch pail sized units were extensively tested by the Nebraska Department of Corrections and the concept was proven. In 1997, size had been reduced and functionality was increased. Our 1702 model PTU, the size and shape of a "bag phone", had been made capable of changing inclusion and exclusion zones while mobile, through parameters downloaded from central monitoring computers, another first for the industry. The 1702 model was used by state probation officers in Texas, Arizona and Illinois. In the meantime, we filed two additional patent applications, in 1997 and 1998. In 2000, we were issued two patents for the apparatus and method of tracking persons or mobile objects with the use of GPS and wireless communications. In 2002, we launched our new Series 2100 PTU and our web-based tracNET24 automated monitoring system.

We derive our revenue from the sale of PTUs and related products and services and from the use of our web-based tracking and monitoring system, known as tracNet24(TM). tracNet24 is a hosted application, accessible to our distributors and their justice agency customers through secured log-ins and allows tracking and monitoring of all electronically activated PTUs. For each PTU monitored through tracNet24, we charge a daily hosting fee. Additional revenue is generated for data archiving services and custom reporting. Our typical agreements with established distributors in the criminal justice marketplace consist of (i) product purchase and distribution agreements and (ii) hosting services agreements. The usual term of the agreements is from three to five years, with automatic one year renewals thereafter. We warrant our products to be free from defects and to operate in accordance with our published product specifications for a period of one year. Negotiated product volume discounts, product shipping and delivery terms, and pricing for training, and extended product warranties are also described in our distribution agreements. Our standard hosting services agreements with our distributors contain terms for guaranteed system availability and capacity, accessibility through the Internet with standard browsing software and charges for data archiving.

Competition

We believe that only one other company, Pro Tech Monitoring, Inc., has a GPS-based product in the field today. We compete with ProTech Monitoring on the basis of price, quality of product and quality of service.


Business Strategy

The key elements of our business strategy are to:

o Be a leader in applying GPS technology to applications for tracking and monitoring individuals on parole, probation and pre-trial release. To accomplish this goal:

         We have devoted significant resources to develop and improve our products.

         We are constantly evaluating improvements in technology components and communications systems and new or improved capabilities for our products.

         We have signed lease and service agreements with end-user agencies and service providers since the release of our new Series 2100 PTU and are increasing our marketing and sales to other such agencies and providers.

         We have signed distribution and hosting services agreements with leading private monitoring centers and are pursuing other appropriate distributors to replace traditional house arrest with our GPS based system.

o Target application opportunities within other specific market niches for tracking individuals and tangible assets and to be a supplier of equipment and software to those end markets.

o Maintain the capability to undertake special projects, funded by specific customers to meet their unique needs. These special projects will be done to advance our knowledge in certain markets and to fund development within specific application areas. To date, we have worked on no special projects.


Financial Plans

We plan to continue financing our technology and operations through external and related party financing. We entered into a common stock purchase agreement on March 7, 2003, as amended and restated on April 14, 2003, with Fusion Capital Fund II, LLC, a Chicago based institutional investor. Under the agreement, Fusion Capital will buy up to $12.0 million of our common stock over a period of up to 40 months, subject to our right to extend the agreement for six months. We have the right to control the timing and amount of stock sold to Fusion Capital with the purchase price based upon the market price of the Company's common stock at the time of sale without any discount. Under the common stock purchase agreement, funding of the $12.0 million shall occur from time to time, and we began receiving this funding on April 23, 2003. In addition, we are in discussions to secure additional private placements of $3,200,000 and $5,000,000 in equity financing to continue to fund our operations and production of our tracking devices and related services.

We completed a sale-leaseback transaction with an unrelated party involving 100 of our series 2100 tracking units for $120,000 during the 1st quarter of 2003. This transaction generated a gain of approximately $45,000 that is being amortized into income over a 24 month time period (lease agreement).

We completed another sale-leaseback transaction with a related party involving 312 of our series 2100 tracking units for $375,000 during the 3rd quarter of 2003. This transaction generated a gain of approximately $164,000 that is being amortized into income over a 24 month time period (lease agreement).

We are also in the process of completing three separate sale-leaseback transactions with related parties (consisting of various stockholders) involving 817 of our series 2100 tracking units. As of September 30, 2003, we have received funding from these related parties totaling $985,000. We have sold and leased back 278 of the 817 units under one of these lease agreements. This transaction has generated a gain of approximately $182,696 that is being amortized into income over a 24 month time period (lease agreement). Once any of our additional units are sold to the finance companies, we will lease them back from the finance companies and in turn lease them to our customers, thereby generating cash flow to fund operations and meet our future obligations to the related party finance companies.

We are pursuing other sale-leaseback opportunities with various third party leasing companies. We believe that lease funding of our tracking units can be an additional source of cash to meet our financial needs.

Management hired four professional sales and sales support staff in the third and fourth quarters of 2002 and six sales professionals in the first nine months of 2003 to expand iSt's sales opportunities within the United States. We believe that the addition of sales personnel will enable us to increase sales on an accelerated basis.

Our continuation as a going concern is dependent upon our ability to satisfactorily meet our debt obligations, meet our product development goals, secure new financing and generate sufficient cash flows from operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


The Products and Services of the Company

We introduced our Series 2100 Personal Tracking Unit next generation product in the first quarter of 2002. The Series 2100 Personal Tracking Unit provides our customers with real-time monitoring of any individual or thing on either a continuous or periodic basis through the Internet, whether the person or object is moving or is at a fixed location.

The Series 2100 Personal Tracking Unit offering consists of the following components:

A tracking unit is worn by or placed near the subject. The tracking unit is secured to the subject via a wireless cuff, which is about the size of a standard wristwatch. The wireless cuff is waterproof and shockproof; our case and strap are designed to be tamper resistant. The tracking unit utilizes information from the GPS to triangulate the subject's physical position. The tracking unit then transmits this and other information to the tracNET24 hosting center. In addition, the tracking unit can be used in a docking station (which is similar to a cradle for a cordless telephone) as a house arrest monitor.

The tracking unit monitors the status of the wireless cuff and itself and reports the following conditions:

o Status of radio frequency contact between tracking unit and the house arrest monitor, including proximity violations (i.e. failure to remain within specified proximity of the house arrest monitor)

o        Tampering with tracking unit or the house arrest monitor

o Status of communications between the house arrest monitor and the operations center

o        Status of power connection of the house arrest monitor

o        Status of tracking unit battery

o Inclusion zone violations (i.e. subject being out of a designated area inappropriately)

o Exclusion zone violations (i.e., being in an area or location from which the subject is prohibited)

o Find Me Mapping (i.e. allows customers to locate the specific location of the unit and our offender at any given time)

Each customer will access and maintain their offender information and will also monitor the movement of offenders through our host software on the Internet. The customer can build daily schedules and program inclusion and exclusion zones via their Internet connection. We provide various levels of service to meet the specific needs of our customers.


The Technology

Wireless communications are transmitted through the space via radio frequency radiation, one of several types of electromagnetic radiation. The radio frequency part of the electromagnetic spectrum is generally defined as electromagnetic radiation with frequencies in the range of 3 kilohertz to 300 gigahertz. One "hertz" equals one cycle per second. A kilohertz ("kHz") is one thousand-hertz, a megahertz ("MHz") is one million-hertz and a gigahertz ("GHz") is one billion-hertz. Microwave radiation is a high-frequency form of radio frequency radiation usually defined as from about 300 MHz to 300 GHz.

Familiar uses of radio frequency radiation involving telecommunications include AM and FM radios, television, citizens band radio, hand-held walkie-talkies, amateur radio, short-wave radio, cordless telephones and microwave point-to-point and ground-to-satellite telecommunications links. Non-telecommunications applications include microwave ovens and radar.

The manufacture, sale and use of devices, which utilize any part of the radio frequency radiation spectrum, are subject to regulation. The Federal Communications Commission (the "FCC") is the principal agency responsible for such regulation within the United States. State and local governments, however, exercise some control respecting the siting of wireless facilities. While many transmitters (such as radio stations) must be individually licensed, certain low-power transmitters need not be. These would include such devices as cordless telephones, baby monitors, garage door openers, wireless home security systems, and keyless automobile entry systems. Before such a device may be marketed, however, it must first be tested to determine if the device meets FCC specifications; and then it must receive authorization from the FCC. The devices that we market fit within this regulatory scheme.

Global Positioning System

The Global Positioning System consists of at least 24 operational satellites that orbit the earth every 12 hours. Operated by the Department of Defense ("DOD"), this constellation typically permits from five to eight satellites to be visible from any point on earth at any given moment in time. A master control facility located at Schriever Air Force Base in Colorado monitors signals from the satellites and uploads orbital and clock data. A position fix is acquired when a GPS receiver is "seeing" at least three of these satellites. Since the discontinuation of selective availability (which for non-DOD users limited horizontal accuracy to 30 meters) on May 1, 2000, the positioning system is accurate to within 10 meters, approximately 33 ft, for horizontal position, 15 meters, approximately 50 ft, for vertical position and 110 nanoseconds time accuracy. The United States government currently provides GPS signal capabilities free of charge.

GPS satellites and their ground support systems are complex electronic systems subject to electronic and mechanical failures and possible sabotage. The satellites have design lives of 7.5 years and are subject to damage by the hostile space environment in which they operate. To repair damaged or malfunctioning satellites is not economically feasible. If a significant number of satellites were to become inoperable, there could be a substantial delay before they are replaced with new satellites. A reduction in the number of operating satellites would impair the current utility of the GPS system and the growth of current and additional market opportunities. In addition, there can be no assurance that the U.S. government will remain committed to the operation and maintenance of GPS satellites over a long period, or that the policies of the U.S. Government for the use of GPS without charge will remain unchanged. Because of ever-increasing commercial applications of GPS, other U.S. Government agencies may become involved in the administration or the regulation of the use of GPS signals. Any of the foregoing factors could affect the willingness of buyers of our products to select GPS-based systems instead of products based on competing technologies such as radio frequency type house arrest units. Any resulting change in market demand for GPS products could have a material adverse effect on our financial results.


Intellectual Property Rights

We have been issued three patents to date by the United States Patent Office:(i) No. 6,072,396 for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals" was issued on June 6, 2000 and will expire on June 6, 2017; (ii) No. 6,100,806, also for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals" was issued on August 8, 2000 and will expire on July 7, 2018; and (iii) No. 6,337,665 was issued on January 8, 2002 for an "Antenna Orientation Maintaining System in a System for Tracking Individuals and Method of Use" and will expire on October 18, 2020.

We have been granted a non-exclusive software license from SiRF Technology Incorporated allowing us to embed their GPS technology into our products.

We assert common law copyright and statutory trade secret protection to our proprietary software. Our logo and the word "iSecureTrack" are registered trademarks, and the marks "iSecureTrac" and "tracNET24" have applications for registration pending with the U.S. Patent and Trademark Office.

Regulation

The FCC regulates the manufacture, sale and use of radio frequency radiation devices. Similarly, insofar as GPS remains funded and controlled by the U. S. government, devices utilizing GPS must conform to government specifications. Our Series 2100 model PTU has received full FCC compliance certification.

The use of tracking devices as an aid to, or indeed substitute for, physical surveillance by law enforcement personnel is subject to federal, state and local law. Generally stated, tracking devices may be attached to or installed upon the monitored person or object without court order as long as the person or objects remain in public view. Once the person or object is withdrawn from public view, a court order is required. But, where a tracking device has been placed with contraband (e.g., stolen goods), rather than with a lawfully possessed item, warrantless monitoring can continue to occur even after the monitored object has been taken onto private premises. As a rule, all persons presently monitored our GPS tracking system are subject to a court order requiring such monitoring as a condition to their release.

The use of tracking devices by private persons is also subject to applicable law. The monitoring of persons without their consent or of objects without their owners' or lawful possessors' consent may be a violation of laws protecting privacy and property rights.


Research and Development

During 2002 and 2001, we expended $773,248 and $496,727, respectively, toward research and development. During the first nine months of 2003, we expended $551,777 on R&D. The costs of such research and development are borne by us and not by any of our customers. We have been a pioneer in the development of GPS tracking as it relates to use in the criminal justice industry. The research and development staff designs and develops products incorporating GPS technology, wireless communications, web based reporting, and data storage and transmission. Our current research and development efforts are focused on additional functionality in the 2100 series product for the criminal justice industry. This platform of technology has been designed to cross over into over market segments including the transportation industry.


Customers; Orders Backlog

There is no material backlog of orders for the products we sell.


Seasonality

Our business is not seasonal.


Employees

As of September 30, 2003, we had 28 full-time employees, 1 part-time employee and 2 contract employees on staff. Our wholly owned subsidiary, Tracking Systems Corporation, has 31 full time employees as of September 30, 2003.

Subsequent Events

On October 9, 2003, we executed two subordinated convertible promissory notes with Micro Capital Fund LP, of San Francisco, CA. in the aggregate of $1,000,000. Both notes carry an interest rate of ten percent (10%), payable quarterly in cash commencing December 31, 2003, and mature on October, 2008. Under the terms of the notes, each dollar of principal is convertible into common stock at a price of fifty cents per share. The notes are convertible at any time between January 9, 2004 and the maturity date. We also executed registration rights agreements with Micro Capital wherein we agreed to register the common stock underlying the notes with the next registration statement available on Form S-3 or upon demand if such registration statement has not been filed by October 9, 2005.


Description of Property

We lease approximately 6,000 square feet of office space located at 5022 South 114th Street, Suite 103, Omaha, Nebraska. All of our administrative, sales, service and other business operations are conducted at this location. This lease is for a term commencing on December 1, 2001 and ending on November 30, 2005. The base rent is approximately $5,262 per month. The lease also requires us to pay $1,616 per month as our pro rata share of the operating expenses respecting the leased premises.

We lease office equipment from one source. The rent for such items is in excess of $400 per month.

In our opinion, our properties are adequately covered by insurance.


Legal Proceedings

We are subject to pending or threatened lawsuits that are ordinary to our business. In the opinion of management, no material loss is expected from any of such pending claims or lawsuits. We are also subject to a variety of federal and state laws and regulations, especially those relating to electronic devices and wireless communications.

Within the previous three years, iST was a party to two patent lawsuits with Pro Tech Monitoring, Inc. relating to the company's patent no. 6,100,806 (issued August 8, 2000) and a similar patent, no. 5,731,757 (issued on March 24, 1998), held by Pro Tech, both for the apparatus and method of GPS tracking of individuals. We claimed that our application for the "806" patent was a continuation in part of an earlier patent application, made in December, 1994, which resulted in our patent no. 6,072,396 (issued on June 6, 2000). Pro Tech claimed that the earlier patent application was technically abandoned and that its August, 1996 application was the first one made for the invention. After extensive discovery, the parties settled the case in May of 2002. In the written settlement agreement, made effective April 25, 2002, Pro Tech recognized the validity of the company's "806" patent and the company granted Pro Tech a royalty free, non-exclusive license to use such patent. The complaint and counter complaint were dismissed with prejudice.

On January 2, 2002, the Company filed a complaint in U.S. District Court, District of Nebraska, against LEDvision Inc., an Iowa corporation d/b/a Electronic Manufacturing Technologies (EMT), for breach of contract and trade disparagement (Case No. 8:02CV5). The complaint alleged non-delivery of manufacturing specifications and manufactured Personal Tracking Units (PTUs) in the fourth quarter of 2001, causing a delay in our customer deliveries. EMT counter-complained for breach of contract. As the lawsuit progressed, EMT closed its business and liquidated most assets. In February of 2003, the parties agreed to settle the matter on the basis of the delivery to the company of all remaining parts for the PTUs still in possession of EMT and a Note for $10,000 made by us, in favor of EMT, in March of 2001. In exchange, we will allow EMT to exercise its warrant for 25,602 shares of the company's common stock. The settlement agreement was fully executed on March 1, 2003 and the Court, upon motion of the parties, dismissed the case on April 8, 2003.

                                 OUR MANAGEMENT

Our Directors

Each of our directors serves for a term of one year. Our current directors are:

Robert E. Badding, age 73, has been a member of our board of directors since October 1997. He is founder and Chairman of the Board of Badding Construction from 1999 to present. Previously, Mr. Badding was Chief Executive Officer of Badding Construction from 1954 to 1999. Badding Construction is a regional commercial and residential construction firm and Mr. Badding has been involved in all levels of the construction management of this multi-state firm.

Martin J. Halbur, age 51, joined the board of directors in July of 2000. Dr. Halbur has been practicing dentistry in Carroll, Iowa, since 1976. Dr. Halbur performed his undergraduate work at Creighton University in Omaha and graduated from Creighton University Dental School in 1976.

Roger J. Kanne, age 62, has been a Board member since October, 1997. Mr. Kanne also served as our Chief Financial Officer and Secretary from May, 2000 to February, 2001. Mr. Kanne is Chairman, President and CEO of Community Oil Company, a regional distributor of petroleum products, and has served in such capacity since 1972. He also serves as Vice President and Secretary of ET Company, a regional video distributor, and has held such position for the last 16 years.

Michael P. May, age 53 is Chairman of the Board and has been a Board member since January 2001. Mr. May took on the additional title of Chief Executive Officer in December 2001. Mr. May has spent his career in the development and management of technology-driven growth companies, first in software, and most recently in outsourced CRM services. Since May 1998, Mr. May has been an independent consultant to emerging technology businesses, with a focus on Internet commerce and communications. Previously, Mr. May served as an executive and Director for SITEL Corporation (NYSE:SWW), a leading provider of outsourced Customer Relationship Management for Fortune 500 and Financial Times 100 corporations around the world, including as Chief Executive Officer from January 1997 until his resignation in May 1998, and prior to that, as President. During his tenure, SITEL grew from a US-based organization with less than $50 million in revenue to a global business with over 13,000 employees, serving over 300 clients in 17 countries, with annualized revenue in excess of $600 million. Mr. May was founder of May Teleservices, Inc (MTI)., and served as Chairman from 1985 until the company's merger with SITEL Corporation in 1992. MTI provided outsourced sales and customer service for large US corporations. From 1975 to 1985, Mr. May served as a senior executive, and Director of Applied
Communications, Inc. (NASDAQ: ACIS), the predecessor to Transaction Systems Architects, Inc. (NASDAQ: TSAI), the global leader in providing EFT transaction processing software to financial institutions.

Ronald W. Muhlbauer, age 61, former Chairman of the Board and has been a member of the Board of Directors since December of 1996. He is a Certified Public Accountant and, for the past 27 years, has been a partner with the accounting firm of Olsen, Muhlbauer & Co., L.L.P., in Carroll, Iowa. Mr. Muhlbauer is a graduate of Creighton University in Omaha, Nebraska, with a BS degree in Business Administration.

Ravi Nath, age 51, joined our Board in December, 2001. Dr. Nath is the Jack and Joan McGraw Endowed Chair of the Department of Information Systems and Technology at Creighton University in Omaha. He assumed the Department chair in May of 2001 and became a tenured Professor at Creighton in 1998. From 1980 to 1998, Dr. Nath was a Professor of management information systems at the University of Memphis, receiving a tenure in 1985. Dr. Nath also currently serves as Executive Director of the Joe Ricketts Center in E-Commerce and as a Board member of the Applied Information Management Institute.

James E. Stark, age 42, joined our Board in December 2001. MR. Stark also serves as our President. Mr. Stark rejoined the company as Vice President and Chief Financial Officer in February 2001 and was promoted to President in November 2001. Mr. Stark originally joined our Company in September 1999 as Corporate Controller and was promoted to President and Chief Financial Officer in January 2000 and served in that capacity until his resignation in May 2000. Prior to rejoining us, Mr. Stark served as an independent consultant for start-up and high-tech companies in the Midwest region of the United States. Previously, Mr. Stark was the Director of Investor Relations and Strategic Planning for Transcrypt International, Inc., the market leader in voice encryption technology from May 1998 to August 1999. From March 1997 through April 1998, Mr. Stark served as Director, Sales and Media Analysis for Quantum North America with operational responsibilities for this $100 million division of National Media. Mr. Stark served as Director of Finance for America West Airlines, the nation's 9th largest carrier with over $2.0 billion in revenues from January 1996 through March 1997.

Thomas E. Wharton Jr., age 42, joined our Board in December 2001. Mr. Wharton has an 18-year career in financial management, business strategy development, and marketing for international and domestic companies. Mr. Wharton began his career at Bozell & Jacob's Poppe Tyson Advertising division in 1988, where he advanced to CFO & CIO in 1992. While CIO at Poppe Tyson, Mr. Wharton co-founded, managed, and obtained initial financing for Poppe's ad sales network, which has become the industry's top Internet advertising network, DoubleClick, Inc. (NASDAQ DCLK). Mr. Wharton co-founded Poppe Tyson Interactive, and was named President & Chief Operating Officer in 1996. Mr. Wharton's responsibilities included expanding operations into Europe, Asia, and South America, worldwide marketing strategies and global client expansion. He helped develop online strategies for IBM, Dow Chemical, Chase Bank, Priceline, Sony Playstation & Underground, Cadillac, Hong Kong Bank, Nikkei, DoubleClick, and various other startup and global clients. Mr. Wharton is currently a director of WFSDirect Inc.

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission reports detailing their ownership of existing equity securities and changes in such ownership. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission's regulations to furnish us with copies of all filed Section 16(a) forms.

Based solely on our review of the copies of such forms furnished to us, we believe that all officers, directors and greater than 10% stockholders complied with the filing requirements of Section 16(a).


Committees of the Board of Directors

Audit Committee. The Audit Committee,  consisting of Ronald Muhlbauer and Thomas
E. Wharton, Jr., performs the following functions:

         Recommends   to  the  Board  of   Directors--subject   to   stockholder
         ratification--the selection of our independent public accountants;

         Reviews the scope and results of the audit with our independent accountants;

         Is responsible for the Company's accounting principles and practices,

         Is responsible for required communication with the auditors in regards to the auditors independence;

         Reviews our quarterly and annual operating results with management and with our independent public accountants; and

         Considers the adequacy and implementation of our internal auditing, accounting and financial procedures.

         Pre-approves all services provided by independent auditors.

Compensation Committee. The Compensation Committee, consisting of Roger Kanne, Thomas E. Wharton, Jr. and Dr. Martin Halbur, performs the following functions:

         Reviews and fixes the compensation arrangements for officers and key employees;

         Grants stock options and makes restricted stock awards to eligible participants under our 2001 Omnibus Equity Incentive Plan; and

         Administers our compensation and incentive plans.

Compensation Committee Interlocks and Insider Participation

Deliberations for compensation for 2002 generally involved the Compensation Committee and its recommendations were then made to the full Board of Directors.

Director Compensation

We pay each director who is not our employee the sum of $1,000 for each meeting of the Board of Directors or of any committee on which the director serves. This fee may be paid in cash or in shares of our Common Stock having an equivalent fair market value. For attending Board meetings through September 20, 2003, our Directors received the following amount of our Common Stock: Mr. Badding received 9,373 shares; Dr. Halbur received 9,373 shares; Mr. Kanne received 9,373 shares; Mr. Muhlbauer received 9,373 shares; Mr Nath received 7,555 shares; Mr. Wharton received 9,373 shares; and Mr. Rik Smith, a former board member, received 2,500 shares. Mr. May and Mr. Stark, as employees, are not paid any extra compensation for services as a director.

Executive Compensation

Summary Compensation Table. The following table summarizes the compensation paid during 2002, 2001 and 2000 to our executive officers:


                               ANNUAL COMPENSATION

                                                                                              Long-Term
                                                                         Restricted         Compensation
                                                                           Stock           Awards, Options      All Other
NAME AND PRINCIPAL POSITION             YEAR      SALARY      BONUS      AWARDS (4)              (5)           COMPENSATION
---------------------------             ----      ------      -----      ----------              ---           ------------
Michael P. May (1)                      2002      $ 210,000         -                -              -                     -
Chairman, CEO and Director              2001      $ 170,833         -          $20,832      5,000,000                     -
                                        2000              -         -                -              -                     -


James E. Stark  (2)                     2002      $ 126,000         -                -              -                     -
President, CFO and Director             2001      $ 107,000         -                -      1,000,000                     -
                                        2000       $ 39,559         -                -              -                     -


John M. Heida  (3)                      2002      $ 110,000         -                -        150,000               $27,102
Senior Vice President - Corporate       2001              -         -                -              -               $31,702
Development and General Counsel         2000              -         -                -              -                $3,773


David G. Vana (4)                       2002      $ 118,983         -                -              -                     -
Chief Financial Officer                 2001      $  19,667         -                -        200,000                     -

-----------

       (1) Michael P. May joined our Company as Chairman effective January 1, 2001. We entered into an employment agreement with Mr. May on January 1, 2001. The agreement continues on an indefinite basis, unless earlier terminated by either party. The agreement provides for a base salary of $200,000 on an annual basis. Mr. May received a prorated salary for the months of January through March 2001. His $200,000 annual base salary was effective April 1, 2001. The agreement calls for the executive and the Board of Directors to agree, on an annual basis, to a bonus plan under which Mr. May can earn certain bonuses up to one hundred percent (100%) of his annual salary. The agreement also grants Mr. May options to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began January 1, 2001. Mr. May received a 10% increase in his base salary effective July 1, 2002.

(2) James E. Stark resigned from all positions with our Company effective May 24, 2000. He served as President, Secretary and Chief Financial Officer from January 11, 2000 until his resignation date. Mr. Stark has since rejoined us as of February 1, 2001 where he served as our Company's Vice President, Chief Financial Officer, Secretary, and Treasurer. Mr. Stark was promoted to President on November 16, 2001. Mr. Stark resigned as Secretary, in favor of Mr. Heida, on January 31, 2002. We entered into an employment agreement with Mr. Stark on February 1, 2001. The agreement continues on an indefinite basis, unless earlier terminated by either party. The agreement provides for a base salary of $120,000 on an annual basis. Mr. Stark received a prorated salary for the months of February and March 2001. His $120,000 annual base salary was effective April 1, 2001. The agreement calls for the executive and the Board of Directors to agree, on an annual basis, to a bonus plan under which Mr. Stark can earn certain bonuses up to fifty percent (50%) of his annual salary. The agreement also grants Mr. Stark options to purchase in the aggregate 1,000,000 shares of our common stock at an exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began February 1, 2001. Mr. Stark received a 10% increase in his base salary effective July 1, 2002. Mr. Stark resigned as Chief Financial Officer, in favor of Mr. David Vana, on August 1, 2003.

(3) John M. Heida joined our Company as Senior Vice President and General Counsel on January 1, 2002. We entered into an employment agreement with Mr. Heida on January 1, 2002. The agreement continues on an indefinite basis, unless terminated by either party. The agreement provides for a base salary of $110,000 on an annual basis, a bonus plan under which Mr. Heida can earn certain bonuses up to fifty percent (50%) of his annual salary, and options for purchasing 150,000 shares of our common stock at exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began January 1, 2002. Other compensation shown are consulting fees earned by Mr. Heida in 2000 and 2001, and consulting fees earned in 2001 and paid in 2002. Mr. Heida was elected Secretary for the Corporation on January 31, 2002.

(4) David G. Vana joined our Company as Senior Vice President of Production and Product Development on November 5, 2001. We entered into an employment agreement with Mr. Vana on November 5, 2001. The agreement continues on an indefinite basis, unless terminated by either party. The agreement provides for a base salary of $118,000 on an annual basis, a bonus plan under which Mr. Vana can earn certain bonuses up to fifty percent (50%) of his annual salary, and options for purchasing 200,000 shares of our common stock at exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began November 5, 2001. Mr. Vana resigned as Senior Vice President of Production and Product Development and was elected Chief Financial Officer on August 1, 2003.

     (5) Represents stock issued in lieu of salary.

     (6) Indicates number of shares of common stock underlying options.

2001 Omnibus Equity Incentive Plan. Our 2001 Omnibus Equity Incentive Plan provides for the granting of stock options and other equity incentives for up to 1,000,000 shares of our Common Stock to our officers, key employees, directors, consultants or advisors who provide services to the Company at an exercise price 85% of the daily closing price of the Company's common stock as of the date when the options are granted. As of January 1 of each year, commencing with the year 2002, the aggregate number of options that may be awarded under the Plan will automatically increase by a number equal to the lesser of 1% of the total number of Common Shares then outstanding or 200,000. As of September 30, 2003, grants for 1,542,500 shares of Common Stock have been made, 236,250 of which were made to our directors or executive officers, 13,333 options have been exercised, 174,531 options have been forfeited and 32,031 shares of Common Stock remain available for new option grants under this plan.

Other Stock Option Grants. The following tables contains information on stock options granted during the nine month period ended September 30, 2003 and about unexercised stock options held at September 30, 2003.

     Option / SAR Grants in the nine month period ending September 30, 2003



                                                             NUMBER OF                                           PERCENT OF TOTAL
                                                             SECURITIES                                           TOTAL OPTIONS /
                                                             UNDERLYING         EXERCISE OR                        SARS GRANTED
                                                           OPTIONS / SARS        BASE PRICE      EXPIRATION        TO EMPLOYEES
NAME AND PRINCIPAL POSITION                                   GRANTED            PER SHARE          DATE          IN FISCAL YEAR
---------------------------                                   -------            ---------          ----          --------------
Michael P. May                                                  -                    -                -                  -
Chairman, CEO and Director

James E. Stark                                                  -                    -                -                  -
President and Director

John M. Heida                                                   -                    -                -                  -
Senior Vice President - Corporate Development
and General Counsel

David G. Vana                                                   -                    -                -                  -
Chief Financial Officer


Option Value as of September 30, 2003


                                                                                                  Number of
                                                                                               Shares acquired
                             Number of shares                       Value of                   upon exercised
                            underlying options                 unexercised options           options during the       Dollar value
                          at September 30, 2003               at September 30, 2003           nine months ended       Realized upon
                        Exercisable/Unexercisable           Exercisable/Unexercisable        September 30, 2003         exercise
                        -------------------------           -------------------------        ------------------         --------
Michael P. May                 4,909,000 / 0                     $1,382,149 / $0                      0                     0
Chairman

James E. Stark                 1,000,000 / 0                      $308,108 / $0                       0                     0
President

John M. Heida                125,000 / 25,000                   $98,016 / $19,603                     0                     0
Secretary

David G. Vana                183,333 / 16,667                  $144,925 / $13,175                     0                     0
CFO

Executive Officers

In addition to Mssrs. May, and Stark, our executive officers consist of the following:

John M. Heida - Senior Vice President, Corporate Development, and General Counsel. Age, 58. Prior to his appointment at iSECUREtrac, Mr. Heida served as a strategic, operational and legal consultant to Midwest based emerging technology companies, including our Company. Mr. Heida was the Chairman and CEO of Applied Telephonics, Inc., a call-center software development firm, from 1998 to 1999. From 1988 to 1998, Mr. Heida was General Counsel at Automated Monitoring and Control International ("AMCI", now Nexterna), a Union Pacific technology spin-off company providing products to the billion-dollar Advanced Train Control Systems market. From 1983 to 1985, Mr. Heida served as General Counsel of
Applied Communications, Inc. (NASDAQ: ACIS), the predecessor to Transaction Systems Architects, Inc. (NASDAQ: TSAI). Mr. Heida's responsibilities include promoting iSECUREtrac Corp.'s GPS tracking solution, as an alternative sentencing tool for individuals convicted of non-violent crimes, to state executives, legislatures and judges. Mr. Heida holds a Juris Doctorate from Creighton University School of Law.

David G. Vana - Chief Financial Officer. Age, 41. Mr. Vana was with TRI from May 2000 until October 2001 where he served as a Board Member and CFO. From June 1999 to May 2000, he was with Ernst & Young's Management Consulting Practice in Kansas City, Missouri. Mr. Vana was the CFO for Pyramid Computing Solutions from August, 1997 to May, 2000. His prior experience included being Director of Financial Systems for MFS Communications and Accounting Manager for America First Companies. He has extensive experience in strategic planning, project management, accounting and finance. Mr. Vana has a BSBA and an MBA from the University of Nebraska at Omaha.

Edward J. Sempek - Senior Vice President, Operations and Business Development. Age, 41. Mr. Sempek served as Executive Vice President at Telemarket Resources International ("TRI") an Omaha Nebraska company that provides message broadcasting and direct marketing products to the telecommunications industry from January 2000 to October 2001. Ed is an entrepreneur, having owned a number of successful businesses over the past two decades including Pyramid Computing Solutions, Inc., which was acquired by TRI. Mr. Sempek was previously employed with Sprint, a large global communications company, from 1989 to 1995. He has served as Major Account Manager, National Accounts Manager, Area Sales Manager and Regional Data Sales Manager with Sprint. In 1994 he was the number two Area Sales Manager in the country for Sprint.

David Sempek - Senior Vice President,  Technology, Chief Technical Officer. Age,
40. Mr. Sempek served as Chief Technical Officer at Telemarket Resources International ("TRI") from January 1999 to October 2001. Mr. Sempek also served as Vice President of Information Services at Pyramid Computing Solutions Inc. from January 1993 to December 1999. Mr. Sempek has a Bachelor of Electrical Engineering with distinction from the University of Minnesota. He is specialized in computer science and programming and has written thesis material on the "Implementation of Algorithms for VLSI Layout."

Fred Hudson - Senior Vice President, Sales. Age 60. Mr. Hudson's career spans 30 years of successful sales and sales management experience. He was Executive Vice President of American Income Life Insurance Company from 1980-1985. He previously spend nine years as regional manager for American Income Life in Canada, building the business from scratch to an organization of 120 sales agents. Most recently, Mr. Hudson has served as a consultant to various companies, evaluating business operations, training, marketing and sales.

Todd Hansen - Vice President Finance & Administration. Age, 40. Mr. Hansen joined our Company in December of 1995 as Senior Accountant. He was promoted to Corporate Controller in June 2000 and was promoted to his current position in November 2001. Mr. Hansen has maintained all monthly accounting functions at our Company and provides management with financial analysis; cash flow forecasts and is responsible for all SEC reporting requirements. Prior to working with us, Mr. Hansen worked at Alford Tire Company for three years as a staff accountant. His responsibilities included credit and collections and assisting the controller in month ending procedures. He is a graduate of the University of Nebraska Lincoln, with a BS degree in Accounting in Business Administration.


     PRINCIPAL STOCKHOLDERS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Principal Stockholders

The following table contains information, computed as of September 30, 2003, about stockholders who are beneficial owners of more than 5% of our common stock or who are our directors or executive officers. This information was given to us by the stockholders, and the numbers are based on the definitions of the Securities and Exchange Commission, found in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934. Therefore, the number of shares listed in the table represents "beneficial ownership" only for purposes of the reports required by the Commission.


Name and Address of Beneficial Owner (1)(2)                         Number of Shares      Percent of Class
-------------------------------------------                         ----------------      ----------------
Dennis Anderson (3)(4)
135 Lois Avenue
Carroll, IA  51401                                                      2,837,231              4.43%

Robert Badding (4)(5)(13)
304 Timberline Road
Carroll, IA  51401                                                      2,516,130              3.93%

Martin J. Halbur (4)(6)(13)
124 Pleasant Ridge Road
Carroll, IA  51401                                                      2,723,928              4.25%

Todd Hansen (13)(16)
20004 Rondo Drive
Gretna, NE  68028                                                          49,479              0.08%

John Heida (11)(13)
804 Shag Bark Court
Belleuve, NE  68005                                                       125,000              0.20%

Roger Kanne (4)(7)(13)
1311 Amy Avenue
Carroll, IA  51401                                                      4,817,850              7.52%

Macke Partners (8)
2001 Union Street, Suite 320
San Francisco, CA  94123                                                1,878,550                  2.93%

Michael May (9)(13)
7622 Fairway Drive
Omaha, NE  68152                                                        5,100,106                  7.96%

Ronald Muhlbauer (4)(10)(13)
222 Pleasant Ridge
Carroll, IA  51401                                                      1,997,521                  3.12%

Ravi Nath (13)(14)
651 N. 59th Street
Omaha, NE  68132                                                           56,589                  0.09%

James E. Stark (12)(13)
5900 The Knolls
Lincoln, NE  68512                                                      1,000,000                  1.56%

Total Tech LLC (4)
Carroll, IA  51401                                                      6,868,516                 10.72%

David G. Vana (13)(18)
17902 Pine Street
Omaha, NE  68130                                                          247,704                  0.39%

Thomas E. Wharton Jr. (13)(15)
5922 S. 166th Street
Omaha, NE  68135                                                           58,407                  0.09%

All Directors and Executives (13)(17)
Officers as a Group (11 persons)................................       18,692,715                 29.18%

-----------

 (1) For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if that person has the right to acquire such shares within 60 days of the Record Date by the exercise of any stock option. Stock options held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by any other person. Additionally, for purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of common stock if such person or entity has or shares either investment or voting power with respect to such shares.

(2) Each director and executive officer has sole voting and investment power over the shares such individual beneficially owns and all such shares are owned directly unless otherwise indicated.

(3) Includes 1,223,770 shares of Common Stock beneficially owned, 286,787 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned and 1,326,674 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(4) The members of Total Tech LLC are Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Ronald Mulhbauer, and Patti Pietig.

(5) Includes 1,438,028 shares of Common Stock beneficially owned, 291,340 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned and 786,762 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(6) Includes 1,109,657 shares of Common Stock beneficially owned, 287,747 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned and 1,326,524 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(7) Includes 2,844,442 shares of Common Stock beneficially owned, 647,002 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned and 1,326,406 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(8) Macke Partners beneficial holders are Ken Macke, Jeffrey Macke, Melissa Macke and Kathleen Macke. Includes 1,591,763 shares of Common Stock beneficially owned, and 286,787 shares of Common Stock beneficially owned upon conversion of Series A Preferred Stock.

(9) Includes 191,107 shares of Common Stock beneficially owned, and 4,909,000 common stock options fully vested.

(10) Includes 906,839 shares of Common Stock beneficially owned, and 1,090,682 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(11)     All 125,000 common stock options fully vested.

(12)     All 1,000,000 common stock options fully vested.

(13) All listed directors and executive officers tally the total group number at the end of the table.

(14) Includes 16,589 shares of Common Stock beneficially owned, and 40,000 common stock options fully vested.

(15) Includes 18,407 shares of Common Stock beneficially owned, and 40,000 common stock options fully vested.

(16)     All 49,479 common stock options fully vested.

(17) Includes 12,345,902 shares of Common Stock beneficially owned, and 6,346,813 common stock options fully vested.

(18) Includes 64,371 shares of Common Stock beneficially owned, and 183,333 common stock options fully vested.


Certain Relationships and Related Transactions

From October 1, 2001 through September 31, 2002, among others, Roger Kanne, Dennis Anderson, Robert Badding, Martin Halbur, Macke Partners, James Pietig, and Total Tech, LLC would from time to time loan money to us. When such loans were made, we issued warrants to purchase our common stock based on the amount of money loaned to us with exercise prices and expiration dates that varied depending on the date of the loan. The individuals or entities also received a promissory note evidencing the loan payable one year from the date of the loan with interest accruing at a rate of prime plus 1.25% to 10% per annum. The dates of these transactions with Roger Kanne, Dennis Anderson, Robert Badding, Martin Halbur, Macke Partners, James Pietig, and Total Tech, LLC including the amounts of the loans made to us, the number of warrants granted, the exercise price of the warrants, and the issuance date of the warrants is reflected on the following table. All warrants were issued with an expiration date of three years after the date that they were issued.


                                       Issue      Number of          Type of          Amount of       Exercise
Last Name               First Name      Date       Warrants       Consideration          Loan          Price
---------               ----------      ----       --------       -------------          ----          -----
Kanne                Roger            11/02/01           77,963    Direct loan        $  75,000      $  0.962
Halbur               Martin           11/02/01           77,963    Direct loan        $  75,000      $  0.962
Kanne                Roger            11/20/01           50,100    Direct loan        $  50,000      $  0.998
Kanne                Roger            11/30/01          151,899    Direct loan        $ 150,000      $ 0.9875
Kanne                Roger            01/03/02           77,429    Direct loan        $  50,000      $0.64575
Kanne                Roger            01/04/02           77,429    Direct loan        $  50,000      $0.64575
Kanne                Roger            01/07/02           77,851    Direct loan        $  50,000      $0.64225
Macke Partners                        01/11/02          155,703    Direct loan        $ 100,000      $0.64225
Kanne                Roger            01/16/02           40,492    Direct loan        $  25,000      $ 0.6174
Kanne                Roger            01/27/02           40,038    Direct loan        $  25,000      $ 0.6244
Macke Partners                        02/04/02          236,518    Direct loan        $ 150,000      $ 0.6342
Kanne                Roger            02/22/02          401,284    Direct loan        $ 250,000      $  0.623
AHK Leasing, LLC                      09/01/03          355,114    Direct loan        $ 250,000      $  0.352
AHK Leasing, LLC                      09/01/03          217,014    Direct loan        $ 125,000      $  0.288
AHK Leasing, LLC                      09/01/03          139,509    Direct loan        $ 125,000      $  0.448
AHK Leasing, LLC                      09/01/03           97,656    Direct loan        $ 125,000      $  0.640
AHK Leasing, LLC                      09/01/03          105,574    Direct loan        $ 125,000      $  0.592
AHK Leasing, LLC                      09/01/03          111,607    Direct loan        $ 125,000      $  0.560
AHK Leasing, LLC                      09/01/03          375,000    Direct loan        $ 360,000      $  0.480

On October 31, 2001, Macke Partners, advisor to our board of directors, exercised warrants to purchase a total of 1,780,727 shares of our Common Stock by surrendering a Promissory note in the amount of $500,000 together with accrued interest of $46,872.

In an agreement, dated as of November 7, 2001, Total Tech, LLC, Roger Kanne, Dennis Anderson, Martin Halbur, Macke Partners, Robert Badding and James and Patricia Pietig as trustees of the James L. Pietig 1992 Revocable Trust U/TA 3-13-92 (collectively, the "Investors"), acquired 8,609.80 shares of our Series A Convertible Preferred Stock (the "Series A Preferred"). Each share of Series A Preferred is convertible into 1,000 shares of Common Stock, subject to adjustment for stock splits and similar events. See Section 10.3 ("Preferred Stock") for a summary of the designations, rights and preferences of shares of the Series A Preferred and the holders thereof. The Series A Preferred was issued in consideration of the forgiveness of indebtedness owed to certain
Investors in the aggregate of $1,497,915, the assumption of our second $1,000,000 note with Wells Fargo Bank, N.A. by certain investors, the cancellation of 11,071,716 stock purchase warrants held by certain Investors (having an aggregate value of $1,932,887) and the assumption by Total Tech, LLC of $4,178,989 of the Company's indebtedness with financial institutions (which aggregate balance includes the assumption by the individuals and Total Tech, LLC of all of the outstanding principal and interest of our loans with Carroll County Bank of Iowa, our note with Commercial Savings Bank of Iowa, our promissory note with United Bank of Iowa of Carroll Iowa, our promissory note with Templeton Savings Bank of Templeton, Iowa and our obligation to repay the First Star Bank of Iowa, N.A. loan). As of December 31, 2001, $1,702,226 of this indebtedness had been assumed by Total Tech, LLC. Subsequent to December 31, 2001, the remaining $2,476,763 of indebtedness had been transferred to Total Tech, LLC.

A Consulting Agreement was made as of March 5, 2002 between iSECUREtrac Corp. and Wharton Consulting, IE: Thomas Wharton Jr. Mr. Wharton received consulting fees in the amount of $21,000 during 2002 for services provided. Mr. Wharton is currently on our board of directors.

On March 20, 2002, Thomas Wharton Jr. purchased 15,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share. Mr. Wharton is currently on our board of directors.

On March 25, 2002, Ravi Nath, who is currently a board member, purchased 20,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share.

On April 19, 2002, Macke Partners exercised 119,074 warrants to purchase a total of 119,074 shares of our Common Stock by surrendering a Promissory note dated January 12, 2001, in the amount of $40,000, and was issued an additional 2,448 shares in lieu of payment of accrued interest of $3,918. Mr. Macke is an advisor to our board of directors.

On  August  20,  2002,  iSECUREtrac  Corp.  issued  469.01  shares  of  Series A
Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of November 30, 2001 through June 30, 2002.

On August 29, 2002, Michael May exercised 11,000 options at an exercise price of $0.281554 per his employee agreement. Mr. May is our CEO and Chairman of the Board. On October 1, 2002, Mr. May exercised 80,000 options at an exercise price of $0.281554 per his employee agreement.

On October 17, 2002, iSECUREtrac Corp. issued our advisor to the board, Macke Partners, 150 Series B Convertible Preferred Shares per our Private Placement Memorandum for his investment of $150,000.

On December 19, 2002, iSECUREtrac Corp. issued 203.86 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of July 1, 2002 through September 30, 2002.

During 2002, iSECUREtrac Corp. issued 800,000 shares of our common stock to Total Tech, LLC upon conversion of Series A Convertible Preferred Stock.

On January 8, 2003, iSECUREtrac Corp. issued our advisor to the board, Macke Partners, 150 Series B Convertible Preferred Shares per our Private Placement Memorandum for its investment of $150,000.

On March 31, 2003, iSECUREtrac Corp. issued 203.12 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of October 1, 2002 through December 31, 2002.

On May 28, 2003, Macke Partners exercised 155,703 warrants to purchase a total of 168,744 shares of our Common Stock by surrendering a Promissory note dated January 11, 2002, in the amount of $100,000, and was issued an additional 13,041 shares in lieu of payment of accrued interest of $7,825. Mr. Macke is an advisor to our board of directors.

On May 30, 2003, iSECUREtrac Corp. issued 157.46 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of January 1, 2003 through March 31, 2003.

We completed another sale-leaseback transaction with a related party involving 312 of our series 2100 tracking units for $375,000 during the 3rd quarter of 2003. This transaction generated a gain of approximately $164,000 that is being amortized into income over a 24 month time period (lease agreement).

We are also in the process of completing three separate sale-leaseback transactions with related parties (consisting of various stockholders) involving 717 of our series 2100 tracking units. As of September 30, 2003, we have received funding from these related parties totaling $860,000. We have sold and leased back 278 of the 717 units under one of these lease agreements. This transaction has generated a gain of approximately $182,696 that is being amortized into income over a 24 month time period (lease agreement).

On August 29, 2003, Kenneth Macke, advisor to our board of directors, loaned iST $1,000,000. This promissory note matures on February 29, 2004, carries an interest rate of six (6%) per annum and is payable at maturity.

Except as described herein, the Company is not a party to any transaction or proposed transaction with any person who is (i) a Director or executive officer of the Company, (ii) a nominee for election as a Director, (iii) an owner of more than 5% of the common stock, or (iv) a member of the immediate family of any of the foregoing persons.

                        DESCRIPTION OF OUR CAPITAL STOCK

General

The authorized capital stock of our Company consists of 100,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.01 per share.


Common Stock

Holders of our common stock are entitled to one vote per share in all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available to pay for such dividends. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of our Company's liabilities and the liquidation preference, if any, of any outstanding our preferred stock. All of the outstanding shares of our common stock are fully paid and non-assessable. We have paid no dividends on the our common stock for the last three fiscal years or for any subsequent period to the date of this prospectus and do not expect to pay dividends any time in the foreseeable future. Moreover, the rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which our Company may designate and issue in the future.


Preferred Stock

Generally, the Board of Directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 1,000,000 shares of our preferred stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration received therefore. The Board also has the authority to determine the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights without approval by the holders of our common stock. Although it is not possible to state the effect that any issuance of our preferred stock might have on the rights of holders of our common stock, the issuance of our preferred stock may have one or more of the following effects (i) to restrict our common stock dividends if our preferred stock dividends have not been paid, (ii) to dilute the voting power and equity interest of holders of our common stock to the extent that any of our preferred stock series has voting rights or is convertible into our common stock or (iii) to prevent current holders of our common stock from participating in our Company's assets upon liquidation until any liquidation preferences granted to holders of our preferred stock are satisfied. In addition, the issuance of our preferred stock may, under certain circumstances, have the effect of discouraging a change in control of our Company by, for example, granting voting rights to holders of our preferred stock that require approval by the separate vote of the holders of our preferred stock for any amendment to the Certificate of Incorporation or any reorganization, consolidation, merger or other similar transaction involving our Company. As a result, the issuance of such preferred stock may discourage bids for our common stock at a premium over the market price therefore, and could have a materially adverse effect on the market value of the our common stock.


Series A Convertible Preferred Stock

Our Board of Directors has designated 10,000 shares of our Company's preferred stock as "Series A Convertible Preferred Stock" (the "Series A Stock"). Each share of Series A Stock is convertible into 1,000 shares of our common stock, subject to adjustment for stock splits and similar events. The Series A Stock has a liquidation preference of $1,000 per share (the "Stated Value") and a dividend preference equal to 9.5% per annum of the Stated Value. Dividends are payable at the option of the Board of Directors, in cash or in additional shares of Series A Stock (valued at $1,000 per share). Holders of Series A Stock have no voting rights except with respect to any action which (1) alters or changes the rights, preferences or privileges of the Series A Stock materially and adversely, (2) increases the authorized number of shares of Series A Stock, (3) creates any new class of shares having preference over or being on a parity with the Series A Stock or (4) involves sales by our Company of a substantial portion of its assets, any merger of our Company with another entity, or any amendment of our Company's certificate of incorporation. Our Company may redeem all, or any part, of the Series A Stock at any time or from time to time. The base redemption price is calculated as follows:


                         Redemption Date                                         Base Redemption Price
                         ---------------                                         ---------------------
If prior to September 30, 2002:                                                   103% of Stated Value
If on or after September 30, 2002, but before September 30, 2003:                 102% of Stated Value
If on or after September 30, 2003, but before September 30, 2004:                 101% of Stated Value
After September 30, 2004:                                                         100% of Stated Value


Holders of Series A Stock have been granted certain registration rights. The Series A Stock is subject to conversion after September 30, 2004, at the election of the Board of Directors.

Series B Convertible Preferred Stock

Our Board of Directors has designated 3,500 shares of our Company's preferred stock as "Series B Convertible Preferred Stock" (the "Series B Stock"). Each share of Series B Stock is convertible into 1,667 shares of our common stock, subject to adjustment for stock splits and similar events. The Series B Stock has a liquidation preference of $1,000 per share ("Stated Value") and a dividend preference equal to: 10% per annum of the Stated Value for months 1 though 6; 11% for months 7 through 12; 12% for months 13 through 24 and 13% for months 25 through 60. Dividends are payable at the option of the Board of Directors, in cash or in additional shares of Series B Stock (valued at $1,000 per share). Holders of Series B Stock have no voting rights except with respect to any action which (1) alters or changes the rights, preferences or privileges of the Series B Stock materially and adversely, (2) increases the authorized number of shares of Series B Stock, (3) creates any new class of shares having preference over or being on a parity with the Series B Stock or (4) involves sales by our Company of a substantial portion of its assets, any merger of our Company with another entity, or any amendment of our Company's certificate of incorporation. Our Company may redeem all, or any part, of the Series B Stock at any time or from time to time. The base redemption price is calculated as follows:

                         Redemption Date                                         Base Redemption Price
                         ---------------                                         ---------------------
If prior to October 31, 2003:                                                     115% of Stated Value
If on or after October 31, 2003, but before October 31, 2004:                     110% of Stated Value
If on or after October 31, 2004, but before October 31, 2005:                     105% of Stated Value
After October 31, 2005:                                                           100% of Stated Value


Holders of Series B Stock have been granted certain registration rights. The Series B Stock is subject to conversion after October 31, 2005, at the election of the Board of Directors.


No Preemptive Rights

Except holders of Series A Preferred Stock and Series B Preferred Stock, no holder of any capital stock of our Company has any preemptive right to subscribe for or purchase securities of any class or kind of our Company. Also, except holders of Series A and Series B Stock, no holders of any capital stock of our Company have any redemption or conversion rights.


Delaware Business Combination Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, this law prohibits a publicly held
Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is, generally defined as a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. This provision of Delaware law may have the effect of delaying, deferring or preventing a change of control of our Company without further action by the stockholders.


Limitation of Liability and Indemnification

The Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate the rights of our Company or any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. The Certificate of Incorporation and Bylaws also contain provisions indemnifying the directors and officers of our Company to the fullest extent permitted by the DGCL. We believe that these provisions will assist our Company in attracting and retaining qualified individuals to serve as directors.

Transfer Agent and Registrar

The Transfer Agent and Registrar of our Common Stock and Preferred Stock is Atlas Stock Transfer Company of Salt Lake City, Utah.


"Penny Stock" Rules

Our Common Stock is subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements upon broker-dealers that sell "penny stocks" to persons other than established customers and institutional accredited investors. For transactions under this rule, a broker-dealer must make a special suitability determination for the purchaser and obtain the purchaser's written consent to the transaction prior to the sale. The Commission defines a "penny stock" to be any non-Nasdaq Stock Market equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction by broker-dealers involving a penny stock, unless exempt, the rules of the Commission require delivery, prior to a transaction in penny stock, of a risk disclosure document relating to the penny stock market, together with other requirements and restrictions. The requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to penny stock rules, and investors may find their shares difficult to sell.

                  THE TRACKING SYSTEMS CORPORATION TRANSACTION

All 4,423,077 shares of the Company's common stock offered hereunder were used to acquire all of the outstanding capital stock of Tracking Systems Corporation
(TSC), a Pennsylvania corporation, through a stock exchange, completed on August 28, 2003.


Tracking Systems Corporation

TSC, with its corporate headquarters at 2404 Park Drive, Harrisburg, Pennsylvania 17110, was founded in 1991 to provide electronic home detention equipment and services to the criminal justice market. Today, TSC is one of the leading providers of electronic home detention systems for public and private criminal justice and corrections agencies in the United States, as described in the Winter/Spring 2002 issue of The Journal of Offender Monitoring. The Journal describes TSC as having the broadest product line in the industry, which includes the world's only electronic home detention system that integrates alcohol testing, visual verification and radio frequency ("RF") location monitoring. The company's products may be used in combination or separately to electronically supervise those individuals sentenced to house arrest. TSC products are designed to electronically monitor a specific individual in a specific location, usually their residence.

TSC products are designed to enhance supervising officer productivity, reduce costs of incarceration, maintain the offender as a taxpayer vs. a tax burden, and improve overall supervision of the offender in the community. TSC also offers its customers monitoring service from its central monitoring center in Harrisburg, PA. Criminal justice professionals operate the company's central monitoring center 24 hours a day, 365 days a year.

Approximately 85% of TSC customers are city, county and state government agencies that provide programs for adult and juvenile offenders, probationers, parolees, pretrial defendants, work release and substance abusers. The balance of the company's customers includes distributors and service providers.

Within two years of being founded, TSC had secured over 90% of all Pennsylvania contracts and expanded into the Mid-Atlantic Region securing additional contracts in Maryland, New Jersey and Virginia. In 1996, TSC acquired certain assets of the Mitsubishi electronic monitoring systems and equipment business unit. In 1997, TSC entered into an asset purchase and license agreement with KBS Incorporated under which the company was able to embark on the development and manufacturing of its own proprietary home detention product. Today, the company serves over 200 customers in 28 states.

TSC sells, rents, or leases its products and services directly to county, state and federal government agencies and through a network of distributors. In addition to direct marketing and responding to requests for proposals, the company generates business by advertising its products and services in major trade magazines, journals and newsletters, such as the Journal of Offender Monitoring, Alternatives to Incarceration, Corrections Today, and Corrections Forum. The company also exhibits at strategic national, regional and state tradeshows and conferences. The company maintains a website at www.trackingsystemscorp.com and has several links to the website with correctional associations of which the company is a sponsor.

TSC's business strategy is to become a leader in the criminal justice and corrections markets through the application of new and innovative electronic technologies for tracking and supervising individuals and to offer the highest quality service in the industry. The strategy also includes an expansion of TSC's sales and distribution outlets and the maintainance of TSC's high customer retention rate.

TSC leases approximately 7,000 square feet of office space in Harrisburg, PA at a cost of $13.00 per square foot. The lease expires on March 31, 2004. TSC currently has 31 full time employees. No employees are members of a labor union.

Background of the TSC Transaction

On February 24, 2003, iST and TSC entered into Distributor Lease Agreement for an initial one year term to lease personal tracking units from iST and utilize tracNET24 services. After an initial order of 20 units, TSC ordered an additional 64 units over the next several months. On February 14, 2003, TSC and iST entered into a Distributor Lease Agreement for an initial one year term to lease MEMS2000 remote breath alcohol analyzer units from TSC and utilize TSC's 24/7 staffed monitoring center. In April of 2003, Mr. Michael May, on behalf of iST's Board of Directors, entered into discussions with Mr. John Sciortino, Chairman and CEO of TSC, about a possible acquisition of TSC. The discussions culminated in a letter of intent, dated May 7, 2003, wherein iST proposed to purchase all outstanding stock and assume all outstanding loans of TSC.

In addition to $3.5 million in revenue from over 200 TSC customers, the benefits to iST from the merger include TSC's vast experience in the field of electronic monitoring services for criminal justice agencies, complementary breath alcohol testing and house arrest products and 24/7 monitoring center. The monitoring center also serves as a broader customer support center, staffed with support personnel to quickly answer any technical problems a customer may experience.

On August 12, 2003, following a due diligence examination, iST entered into a Share Exchange Agreement and a Plan of Exchange with TSC and a controlling shareholders agreement with John A. Sciortino, Donna M. Reynolds Sciortino, Louis C. Fiocchi, and Francis A. Cerchiaro (collectively "Controlling Shareholders"). The named TSC shareholders comprised the then Board of Directors of TSC. Under the terms of the Agreement with Controlling Shareholders, the Controlling Shareholders agreed to indemnify TSC for the breach of any representations made by TSC in the Share Exchange Agreement out of escrow and up to the limit of $230,000. To create the escrow fund, the Controlling Shareholders agreed to place 442,308 shares of common stock of iSecureTrac in escrow upon closing of the transaction on August 28, 2003.

Under the terms of Share Exchange Agreement, iST agreed to exchange $2.3 million of common stock, at $0.52 per share, for all the outstanding stock of TSC, in accordance with the Plan of Exchange. In addition, iST agreed to assume an outstanding secured Note with Westburg Media Capital for $3.5 million and three subordinated debentures in the aggregate amount of $700,000. The holders of the debentures, the Penn Janney Fund, Keystone Venture IV, and the Oddyssey Capital Group, L.P. agreed to waive accrued interest on the debentures.

The Plan of Exchange sets out the exchange of 4,423,077 shares of iST common stock for 730,868 shares of the common stock of TSC, representing all outstanding common stock of TSC after conversion of all TSC preferred stock; an exchange ratio of 6.0518137 iST shares to one (1) TSC share. The TSC class of stock determines the actual conversion rate, with a conversion rate of 2.623642 for common shareholders and the holders of Class A preferred stock and a
8.348290 conversion rate for the holders of Class B and Class C preferred stock. The Plan of Exchange also sets forth the initial Board of Directors of TSC and initial officers, following the exchange.

The proposed transaction and agreements were approved by the Board of Directors of iST on July 18, 2003 and by the shareholders of TSC, at a special meeting convened for the purpose, on August 21, 2003, in accordance with Delaware and Pennsylvania law respectively.


Approval of the Tracking Systems Corporation Shareholders

At the shareholders meeting on August 21, 2003, with 75% of the common shares, 93% of the Series A preferred shares, and 100% of the Series B and Series C preferred shares represented in person or by proxy, the proposal to approve the share exchange transaction and agreements was approved with a vote of 100% of the shares in favor and no shares opposed.


Dissenter's Rights

Pennsylvania law affords TSC dissenter shareholders certain rights related to the share exchange. No dissenter's rights were exercised and neither TSC nor iST have been informed of the intended exercise of any dissenter's rights. By November 14, 2003, all but four TSC shareholders, representing 6,250 shares of common stock and 435 shares of Series A preferred stock of TSC, have tendered their TSC stock for an exchange for iST stock, or submitted an affidavit of lost certificate to make the exchange.


Accounting Treatment and Tax Consequences of the Transaction

iST will report financial results on a consolidated basis going forward from August 28, 2003. iST has a net operating loss carry forward of $37,863,335, which offsets any tax consequences due to the acquisition.

We recorded $911,522 of intangibles related to the fair value of existing monitoring contracts acquired. This intangible will be amortized over seven years, which is the estimated life of the monitoring contracts. Amortization expense for the period from August 29, 2003 through September 30, 2003 was $10,851. Estimated amortization expense for the next five fiscal years is $130,217. In addition, we recorded $2,302,179 of goodwill that will be subject to annual impairment tests. This goodwill, which arises from the excess of the purchase price over the fair market value of the assets, represents the value to be gained from the increased synergies and sales potential of the combined entities.

We assumed a $3,452,239 note payable to Westburg Media Capital, LP, a related party. This note payable, which includes a blanket security interest in the all assets, accounts, rights, licenses, and general intangibles, calls for monthly payments including interest of $67,000 with a balloon payment for the remaining amount of principal and interest due in November 2007. The interest rate is based on the U.S. Bank of Washington's prime rate plus 4%. This note also contains various financial covenants that are to be measured on an annual basis.

We also assumed $700,000 of unsecured and subordinated notes payable to other related parties. These notes mature on August 31, 2006 and carry an interest rate of eight percent (8.0%) per annum and shall be payable annually in arrears.

The following table presents pro forma financial information as though this business combination had been completed as of July 1, 2003.

                                                                  For the Three      Period from
                                                                   Months Ended  July 1, 2003 to
                                                             September 30, 2003  August 28, 2003
                                                                     iSt                TSC          Adjustments            Total
-----------------------------------------------------------------------------------------------------------------------------------
Total revenues                                                  $    386,852         $ 431,308         $(28,266)        $   789,894
Operating (loss)                                                  (1,229,696)         (117,821)          17,218          (1,330,299)
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                               $ (1,895,444)        $ 101,769         $(46,287)        $(1,839,962)
-----------------------------------------------------------------------------------------------------------------------------------
Net (loss) per share of Common Stock - basic and diluted                                                                      (0.04)
-----------------------------------------------------------------------------------------------------------------------------------
Weighted average shares common stock outstanding                                                                         43,535,697
-----------------------------------------------------------------------------------------------------------------------------------


Pro forma adjustments are for amortization of monitoring contract, change in depreciation due to adjustment of equipment to fair value, and elimination of intercompany transactions.

The following table presents pro forma financial information as though this business combination had been completed as of January 1, 2003.

                                                                 For the Nine         Period from
                                                                 Months Ended  January 1, 2003 to
                                                           September 30, 2003     August 28, 2003
                                                                  iSt                 TSC            Adjustments           Total
-----------------------------------------------------------------------------------------------------------------------------------
Total revenues                                                $   576,787         $ 1,878,547         $(28,266)        $  2,427,068
Operating (loss)                                               (3,726,831)           (277,993)          (6,141)          (4,010,965)
-----------------------------------------------------------------------------------------------------------------------------------
Net (loss)                                                    $(4,522,847)        $  (212,419)        $(79,473)        $ (4,814,739)
-----------------------------------------------------------------------------------------------------------------------------------
Net (loss) per share of Common Stock - basic and diluted                                                                      (0.12)
-----------------------------------------------------------------------------------------------------------------------------------
Weighted average shares common stock outstanding                                                                         39,416,506
-----------------------------------------------------------------------------------------------------------------------------------

Pro forma adjustments are for amortization of monitoring contract, change in depreciation due to adjustment of equipment to fair value, and elimination of intercompany transactions.

Financial Statements for 2003

The financial results for Tracking Systems Corporation for the period from January 1, 2003 through August 28, 2003 are presented on the following audited financial statements.

                          TRACKING SYSTEMS CORPORATION

                              FINANCIAL STATEMENTS

                           PERIOD JANUARY 1, 2003 AND
                          INDEPENDENT AUDITOR'S REPORT

                             THROUGH AUGUST 28, 2003

                      [LETTERHEAD OF McKonly & Asbury LLP]

                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors Tracking Systems
Corporation Harrisburg, Pennsylvania



We have audited the accompanying balance sheet of Tracking Systems Corporation as of August 28, 2003, and the related statements of operations, changes in stockholders' equity, and cash flows for the period January 1, 2003 through August28, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tracking Systems Corporation as of August 28, 2003, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.



                                                McKonly & Asbuy, LLP
Harrisburg, Pennsylvania
September 26, 2003

                          TRACKING SYSTEMS CORPORATION

                                  BALANCE SHEET

                                 AUGUST 28, 2003

Current assets
  Cash                                                                $  331,630
  Accounts receivable, net of allowance for
    doubtful accounts of $7,200                                          482,727
  Inventories                                                             63,521
  Prepaid expenses and other current assets                               61,321
                                                                      ----------
      Total current assets                                               939,199
                                                                      ----------
Property and equipment, net                                            1,246,701
                                                                      ----------
Other assets
  Deferred financing costs                                                96,810
  Intangible assets, net                                                 301,105
  Deposits                                                                16,044
                                                                      ----------
      Total other assets                                                 413,959
                                                                      ----------
Total assets                                                          $2,599,859
                                                                      ==========

    The accompanying notes are an integral part of these financial statements

                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
  Current portion of long-term debt                                       $  4,158,507
  Accounts payable                                                              93,713
  Accrued liabilities                                                          226,735
                                                                          ------------
      Total current liabilities                                              4,478,955

Long-term debt, net of
  current portion                                                               65,531
                                                                          ------------
      Total liabilities                                                      4,544,486
                                                                          ------------
Stockholders' equity
  Preferred stock, Class B cumulative, convertible, par value $10.38, authorized 390,000 shares, issued and outstanding 300,864 shares
    (Aggregate liquidation preference $8,089,958)                            8,089,958
  Preferred stock, Class C cumulative,  convertible, par value $8.40, authorized 170,000 shares, issued and outstanding 160,145 shares
    (Aggregate liquidation preference $3,641,181)                            3,641,181
  Preferred stock, Class A cumulative, convertible,
    par value $25, authorized 100,000 shares, issued
    and outstanding 29,480 shares
    (Aggregate liquidation preference $1,394,127)                            1,394,127
  Common stock, par value $1, authorized 1,000,000
    shares, issued and outstanding 239,232 shares                              239,232

  Accumulated deficit                                                      (15,309,125)
                                                                          ------------
    Total stockholders' equity                                              (1,944,627)
                                                                          ------------
  Total liabilities and stockholders' equity                              $  2,599,859
                                                                          ============

    The accompanying notes are an integral part of these financial statements

                          TRACKING SYSTEMS CORPORATION

                             STATEMENT OF OPERATIONS

                 PERIOD JANUARY 1, 2003 THROUGH AUGUST 28, 2003


Revenues                                           $ 1,878,547
Cost of sales                                          936,090
                                                   -----------
Gross profit                                           942,457
                                                   -----------
Operating expenses
  Administrative                                       398,794
  Bad debts                                              7,200
  Depreciation                                          45,971
  Exhibits/conventions                                   7,248
  Insurance                                            114,874
  Payroll taxes                                         44,013
  Repairs and maintenance                               10,856
  Salaries                                             494,258
  Travel                                                97,236
                                                   -----------
Total operating expenses                             1,220,450
                                                   -----------
Income (loss) from operations                         (277,993)
                                                   -----------
Other income (expense)
  Interest and other income                              2,409
  Interest expense                                    (366,322)
  Amortization                                        (103,159)
                                                   -----------
Total other income (expense)                          (467,072)
                                                   -----------
Net loss before income taxes and
  extraordinary item                                  (745,065)

Income taxes                                               (10)
                                                   -----------
Net loss before extraordinary item                    (745,075)

Extraordinary item
  Forgiveness of accrued interest                      532,656
                                                   -----------
Net Loss                                           $  (212,419)
                                                   ===========


    The accompanying notes are an integral part of these financial statements

                          TRACKING SYSTEMS CORPORATION
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 PERIOD JANUARY 31, 2003 THROUGH AUGUST 28, 2003

                                 Class B           Class C         Class A
                                Preferred         Preferred       Preferred          Common         Accumulated
                                  Stock             Stock           Stock            Stock            Deficit            Total
                               ------------     ------------     ------------     ------------     ------------      ------------
Balance, January 1, 2002       $  6,785,743     $  3,107,488     $  1,165,739     $    239,232     $(12,470,798)     $ (1,172,596)

Net loss for 2002                        --               --               --               --         (559,612)         (559,612)

Accretion related to
  mandatory redemption of
  preferred stock                   852,612          356,486          188,085               --       (1,397,183)               --
                               ------------     ------------     ------------     ------------     ------------      ------------
Balance, December 31, 2002     $  7,638,355     $  3,463,974     $  1,353,824     $    239,232     $(14,427,593)     $ (1,732,208)

Net loss for period ending
  August 28, 2003                        --               --               --               --         (212,419)         (212,419)

Accretion related to
  mandatory redemption of
  preferred stock                   451,603          177,207           40,303               --         (669,113)               --
                               ------------     ------------     ------------     ------------     ------------      ------------
Balance, August 28, 2003       $  8,089,958     $  3,641,181     $  1,394,127     $    239,232     $(15,309,125)     $ (1,944,627)
                               ============     ============     ============     ============     ============      ============

    The accompanying notes are an integral part of these financial statements

                          TRACKING SYSTEMS CORPORATION

                             STATEMENT OF CASH FLOWS

                 PERIOD JANUARY 1, 2003 THROUGH AUGUST 28, 2003

Cash flows from operating activities
  Net loss                                                $(212,419)
  Adjustments to reconcile net loss to net cash
    provided by operating activities
     Depreciation and amortization                          512,636
     Loss on disposal                                           799
     Forgiveness of accrued interest                       (532,656)
  Changes in operating assets and liabilities
     Accounts receivable                                    262,906
     Inventories                                              1,959
     Prepaid expenses and other current assets               80,139
     Accounts payable                                      (124,267)
     Accrued liabilities                                    219,773
                                                          ---------
       Net cash provided by operating activities            208,870
                                                          ---------
Cash flows from investing activities
  Capital expenditures, net                                (150,189)
                                                          ---------
       Net cash used in investing activities               (150,189)
                                                          ---------
Cash flows from financing activities
  Principal payments on long-term debt                     (297,104)
  Principal payments on capital leases                      (53,490)
  Payments for financing costs                              (10,000)
                                                          ---------
       Net cash used in financing activities               (360,594)
                                                          ---------
Net decrease in cash                                       (301,913)

Cash, beginning of year                                     633,543
                                                          ---------
Cash, end of year                                         $ 331,630
                                                          =========
Supplemental disclosures of cash flow information

       Total interest paid during year                    $ 182,098
                                                          =========
Supplemental disclosures of non-cash investing and financing activities

       Accretion of amounts subject to mandatory
         redemption of preferred stock                    $ 669,113
                                                          =========

    The accompanying notes are an integral part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Business

         Tracking Systems Corporation (the Company) is one of the leading providers of electronic monitoring home arrest equipment and monitoring services to criminal justice and correction agencies worldwide.

         Revenue Recognition

         The Company has contracts with governmental agencies and other companies which provide electronic home arrest equipment and monitoring services. The contracts generally range from one to three years and typically contain automatic renewal provisions. Governmental agency contracts contain funding clauses, which permit the agencies to cancel the contract if funding is denied through their budgetary process. Revenues from these equipment rental and monitoring contracts are recognized monthly for units delivered and/or monitored during the period.

         The Company recognizes revenue from product sales upon shipment to the customer.

         Inventories

         Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of consumable parts and supplies.

         Property and Equipment

         Property and equipment are stated at cost. Assets under capital leases are stated at the lower of the present value of the minimum lease payments or the fair value of the assets at the lease inception. Depreciation is computed using the straight-line method over the following estimated lives:

         Monitoring equipment                           5-6 years
         Furniture and fixtures                         10 years
         Leasehold improvements                         5 years

         When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income for the period.

         Maintenance and repairs are charged to operations as incurred, and expenditures for significant additions, betterments, and renewals are capitalized.

         In the past,  the  Company  obtained  the  majority  of its  monitoring equipment from three suppliers. Due to the limited number of manufacturers of monitoring equipment, in 1997 the Company engaged a contract manufacturer to develop and manufacture a proprietary product exclusively for the Company. This product was available for use in 2002.

                          TRACKING SYSTEMS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

         Intangible Assets

         Intangible assets include deferred acquisition costs, covenants not to compete, exclusive marketing rights, and the excess of cost over the fair value of the identifiable net assets of businesses acquired. Intangible assets having definitive lives are being amortized using the straight-line method over those lives (5 years). When events or circumstances so indicate, all long-term assets, including intangible assets, are assessed for recoverability based upon cash flow forecasts. Impairment losses of $29,828have been recognized on certain intangible assets during the period January 1, 2003 through August 28, 2003.

         Deferred Financing Costs

         Deferred financing costs, less accumulated amortization, represent costs incurred in conjunction with various borrowing arrangements. These costs are being amortized on a straight-line basis over the term of the debt. Amortization expense was $73,331 for the period January 1, 2003 and August28, 2003.

         Development Costs

         Development costs are expensed as incurred.

         Accretion of Redemption Values

         The difference between the net proceeds from the issuance of mandatory redeemable preferred stock and the redemption value is being accreted over the redemption period using the interest method.

         Income Taxes

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          TRACKING SYSTEMS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

         Equity Compensation Plan

         The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principals Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its equity compensation plan. As such, compensation expense is recorded on the date of grant only if the estimated market price of the underlying stock exceeds the exercise price.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

2. PROPERTY AND EQUIPMENT

         Property and equipment and related accumulated depreciation at August 28, 2003 consist of the following:


Monitoring equipment                                                $ 6,687,617
Furniture and fixtures                                                  570,019
Leasehold improvements                                                   29,916
                                                                    -----------
                                                                       7,287,552
Less accumulated depreciation                                        (6,040,851)
                                                                    -----------
                                                                     $ 1,246,701
                                                                    ===========

Depreciation expense totaled $409,477 for the period January 1, 2003 through August 28, 2003.

                          TRACKING SYSTEMS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

3. LONG-TERM DEBT

$700,000 12% subordinated notes, interest payable quarterly in arrears         $   700,000

Term loan ($4,250,000 original balance)                                          3,381,344

Capital lease payable ($78,097 original balance)                                    44,689

Capital lease payable ($92,107 original balance)                                    60,893

Capital lease payable ($61,289 original balance)                                    37,112
                                                                               -----------
                                                                                 4,224,038
Less current portion                                                            (4,158,507)
                                                                               -----------
Total long-term debt                                                           $    65,531
                                                                               ===========

In 2001 the Company received a $4,250,000 term loan, with fees of $272,000. Several addendums to the loan agreement have been made and the loan currently calls for monthly payments including interest of $67,000, with a balloon payment for the remaining amount due in full in November 2007. The interest rate is based on the U.S. Bank of Washington prime rate plus 3%. The interest rate as of August 28, 2003, was 8.25% (see Subsequent Event note).

The term loan is collateralized by substantially all of the Company's assets, including accounts receivable, inventory, equipment (a second security interest in the assets specifically pledged for permitted capital leases), intangibles and a pledge of those shareholders that hold more than 10% of the Company's outstanding and issued stock, primarily Preferred B and C shareholders, directors and officers of the Company.

                          TRACKING SYSTEMS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

3. LONG-TERM DEBT (Cont'd)

        The term loan requires the Company to provide the lender with a performance based fee equal to 2% per annum on the average outstanding loan balance, due on the earlier to occur of a sale of the Company, repayment of the term loan, or at the existing maturity date of November 30, 2007.

        The covenants include standard financial reporting requirements for term loans with similar terms, including monthly financial reports, quarterly compliance certificates, and audited year end financial statements, as well as total cash flow requirements, capital expenditure and lease expense limits and other financial ratios. Other debt is limited to the current 12% subordinated notes (which are subject to a subordination agreement). The term loan also excludes any dividends or distributions without the lender's consent. Other covenants include, but are not limited to, restrictions on liens and security interests, change of name, merger, sale of assets, guarantees, new subsidiaries, investment loans, loans to insiders, lease financing and issuance of new stock. The Company was in compliance with the debt covenants during the period January 1, 2003 through August 28, 2003.

        Because repayment of the $700,000 notes is subordinate to the repayment of the term loan, the March 2002 maturity date for these notes is effectively postponed until November 2007 (see Subsequent Event note).

        The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest totaling $1,997. The loan matures in July 2005, and is secured by the equipment leased.

        The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest of $2,544. The loan matures in June 2005, and is secured by the equipment leased.

        The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest of $3,165. The loan matures in September 2005, and is secured by the equipment leased.

        Maturity requirements reflecting the effective repayment dates of the $700,000 subordinated notes, the requirements of the term loan agreement and capital leases are as follows (see Subsequent Event note):

        2004                                    $ 4,158,507
        2005                                         65,531
                                                -----------
                                                $ 4,224,038
                                                ===========

                          TRACKING SYSTEMS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


4. LEASES

         The Company has a noncancelable operating lease, for office facilities, expiring March 2004. Total rent expense under this operating lease for the period ended August 28, 2003 was $68,757.

         Future minimum lease payments under the noncancelable operating lease having a remaining term in excess of one year as of August 28, 2003 are as follows:


        2004                                  $    60,823
        2005                                           --
        2006                                           --
        2007                                           --
        2008                                           --
                                              -----------
Total minimum lease payments                  $    60,823
                                              ===========

5. INCOME TAXES

        Gross deferred tax assets were approximately $1,900,000 as of August 28,2003, and consisted primarily of available net operating loss carryforwards and bad debt provisions net of accelerated tax depreciation.

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $5,000,000 prior to the expiration of the net operating loss carryforwards. For the period ended August 28, 2003, the Company had a tax loss of approximately $14,000. Based upon historical financial results and tax losses, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences, and has recorded a full valuation allowance at August 28, 2003.

        Subsequently recognized tax benefits, if any, relating to the valuation allowance for deferred tax assets as of August 28, 2003 will be allocated to the income tax benefit reported in the statement of operations.

        At August 28, 2003, the Company has net operating loss carryforwards for federal income tax purposes of approximately $4,950,000 and for state income tax purposes of approximately $3,020,000. The net operating loss carry-forwards are available to offset future taxable income through 2022 (federal) and 2012 (state).

                          TRACKING SYSTEMS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


6. STOCKHOLDERS' EQUITY

        Equity Compensation Plan

        The Company has a stock-based compensation plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to its employees, directors, and key advisors for up to 139,606 shares of the Company's stock. The exercise price of each option is determined by the Board of Directors on the date of grant. Options granted have a maximum term of 10 years and generally become 25% exercisable on the first, second, third, and fourth anniversaries of the date of the grant.

        As permitted under Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS 123), the Company has chosen to continue to account for stock-based compensation using APB No. 25, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. No stock options were granted during the period ended August 28, 2003, therefore, no compensation cost has been recognized for those years for the Plan. At August 28, 2003, there were 38,616 additional options available for grant under the Plan (see Subsequent Event note).

        The change in stock options outstanding at August 28, 2003 is summarized as follows:

        Number outstanding at
          beginning of year                                100,990
        Granted                                                 --
        Exercised                                               --
        Forfeited                                               --
                                                           -------
        Number outstanding at end
          of year                                          100,990
                                                           =======

        The following table summarizes information about the Company's stock option plan as of August 28, 2003:


                                                                                        Options Exercisable
                                                                                ---------------------------------
                                          Weighted
                       Number             Average               Weighted        Number                Weighted
Range of               Outstanding        Remaining             Average         Outstanding           Average
Exercise               August 28,         Contractual           Exercise        August 28,            Exercise
Price                  2003               Life                  Price           2003                  Price
-----------------------------------------------------------------------------------------------------------------
$ 10.38                36,052             3 years               $   10.38       36,052                $   10.38
$ 11.50                64,938             5 years               $   11.50       64,938                $   11.50
                       100,990                                  $   11.10       100,990               $   11.10

                          TRACKING SYSTEMS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

6.      STOCKHOLDERS' EQUITY (Cont'd)

        Warrants

        The Company granted warrants to acquire 1,806 shares of common stock to a shareholder at an exercise price of $10.38 per share, in consideration for financing provided to the Company. These warrants, which may be exercised beginning May 31, 2001 and ending May 31, 2003, were outstanding at August 28, 2003. In accordance with the term loan dated February 14, 2001, the shareholder has assigned all rights the warrants to the term loan holder (see Subsequent Event note).

        Class A Preferred Stock (see Subsequent Event note)

        The Company has authorized 100,000 shares of cumulative, non-voting, convertible preferred stock (Class A) having a par value of $25 per share, of which 29,480 shares were issued and outstanding at August 28, 2003.

        The Company has an option plan pursuant to which 5,500 shares of Class A preferred stock are available for grants of stock options or compensation awards. The Company previously granted 4,500 options to certain members of the Board of Directors at an exercise price of $1 per share, in consideration of their service to the Company. These options were outstanding and exercisable at August 28, 2003. At August 28, 2003, 1,000shares of the stock remained available for future grants (see Subsequent Event note).

        Specific features of the Class A stock are as follows:

        Dividends

        Holders of the shares of Class A preferred stock are entitled to receive cumulative non-compounding annual dividends in an amount equal to eight percent (8%) of the par value. Dividends commenced in fiscal year 1993 but shall cumulate and were not payable until January 31, 2003 unless the Company elected to make payment at an earlier date. However, no dividends shall be declared or paid until all dividends for Class B preferred stock are paid, and all outstanding Class B shares subject to mandatory redemption have been redeemed. As of August 28, 2003, no dividends had been paid and cumulative dividends in arrears totaled $583,427 ($19.79 per share). In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to receive dividends to the term loan holder, effectively postponing the dividend payment date.

                          TRACKING SYSTEMS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

6.      STOCKHOLDERS' EQUITY (Cont'd)

        Class A Preferred Stock (Cont'd)

        Redemption

        The shares of the Class A preferred stock were to be redeemed at a price of$27.50 per share plus any and all accumulated dividends thereon, at any time or periodically, in whole or in part; provided, however, that in all events the Company was to redeem the Class A preferred shares on January 31, 2003. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to redeem stock to the term loan holder, effectively postponing the redemption date. In no event shall shares of the Class A stock be redeemed until all outstanding shares of Class B stock subject to mandatory redemption are redeemed. Upon an offer of redemption by the Company, each shareholder, for a period of thirty (30) days, shall have the option to reject the offer of redemption by converting each share of the Class A preferred stock into two (2) shares of common stock. The aggregate redemption value of outstanding shares as of August28, 2003 was $1,394,127.

        Conversion

        The holder of any shares of Class A preferred stock has an option to convert the shares into common shares. On the exercise of the option to convert, the holder is entitled to receive two (2) shares of common stock for each share of Class A preferred stock converted. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to convert stock to the term loan holder.

        Liquidation

        The liquidation amount is the same as the redemption amount. The Class A preferred stock is senior to common stock and junior to all other classes of stock.

        Voting Rights

        The holders of Class A preferred stock shall have no voting rights; provided, however, that in the event that dividends due and payable on the preferred stock are in arrears by more than two annual payments (whether or not successive), each share of Class A preferred stock shall have the same voting rights as if such share had been converted into two
        (2) shares of common stock.

                          TRACKING SYSTEMS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

6.      STOCKHOLDERS' EQUITY (Cont'd)

        Class B Preferred Stock (see Subsequent Event note)

        The Company has authorized 390,000 shares of cumulative, voting, convertible preferred stock (Class B) having a par value of $10.38 per share, of which300,864 shares were issued and outstanding at August 28, 2003.

        The Company has granted warrants to acquire 5,218 shares of Class B preferred stock to certain shareholders at an exercise price of $11.50 per share, in consideration for financing provided to the Company. The warrants become exercisable in 25% increments beginning one year after grant date. These warrants were outstanding at August 28, 2003. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all warrants to the term loan holder.

        Specific features of the Class B stock are as follows:

        Dividends

        Holders of shares of the Class B preferred stock are due an annual cumulative dividend of 10%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of August 28, 2003, cumulative dividends in arrears totaled $2,101,534 ($6.98 per share). In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to receive dividends to the term loan holder.

        Redemption

        Beginning five years and ending seven years from May 31, 1996, at the request of the holders, any Class B preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from May 31, 1996, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class B preferred stock is required at the end of the seventh year. The aggregate redemption value of outstanding shares as of August 28, 2003 was $8,089,958. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to redeem stock to the term loan holder, effectively postponing the redemption date.

        Conversion

        Each share of Class B preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class B preferred stock. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to convert stock to the term loan holder.

                          TRACKING SYSTEMS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


6.      STOCKHOLDERS' EQUITY (Cont'd)

        Class B Preferred Stock (Cont'd)

        Liquidation

        Liquidation value is the same as redemption value. The Class B preferred stock is senior to Class A preferred stock and common stock and equal to Class C preferred stock.

        Voting Rights

        The holders of Class B preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class B preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class B preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

        Class C Preferred Stock (see Subsequent Event note)

        The Company has authorized 170,000 shares of cumulative, voting, convertible preferred stock (Class C) having a par value of $8.40 per share, of which 160,145 shares were issued and outstanding at August 28, 2003. The issuance of Class C preferred stock occurred during 1996 as a result of the conversion of subordinated debentures.

        Specific features of the Class C stock are as follows:

        Dividends

        Holders of shares of the Class C preferred stock are due an annual cumulative dividend of 6%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of August 28, 2003, cumulative dividends in arrears totaled $585,171 ($3.65 per share). In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to receive dividends to the term loan holder.

        Redemption

        Beginning six years and ending eight years from January 24, 1995, at the request of the holders, any Class C preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%,compounded quarterly from January 24, 1995, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class C preferred stock is required at the end of the eighth year. The aggregate redemption value of outstanding shares as of August 28, 2003 was $3,641,181. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to redeem stock to the term loan holder, effectively postponing the redemption date.

                          TRACKING SYSTEMS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


6.      STOCKHOLDERS' EQUITY (Cont'd)

        Class C Preferred Stock (Cont'd)

        Conversion

        Each share of Class C preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class C preferred stock. In accordance with the term loan dated February 14, 2001, the shareholders have assigned all rights to convert stock to the term loan holder.

        Liquidation

        Liquidation value is the same as redemption value. The Class C preferred stock is senior to Class A preferred stock and common stock and equal to Class B preferred stock.

        Voting Rights

        The holders of Class C preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class C preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class C preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.


7.      401(k) PLAN

        The Company maintains a 401(k) plan for substantially all of its employees that have worked for the Company for greater than 1 year. The Company does not have any matching requirements related to this plan.

8.      CONCENTRATION OF CREDIT RISK

        The Company maintains cash balances in excess of FDIC insurance limits at a financial institution. Such excess amounts totaled $255,491 at August 28, 2003. The Company monitors the financial condition of the deposit institution on a regular basis and believes the risk of loss to be very minimal.

                          TRACKING SYSTEMS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


9. SUBSEQUENT EVENT AND EXTRAORDINARY ITEM

The Company entered into a "plan of exchange" agreement with iSecureTrac Corporation on August 28, 2003 to exchange 100% of the outstanding stock of the Company for common stock of iSecureTrac and assumption of certain debt of the Company by iSecureTrac (the transaction). The transaction occurred after the close of business on August 28, 2003 and accordingly the balance sheet, statement of operations, and statement of cash flows of Tracking Systems Corporation are presented immediately prior to the transaction.

There  were  several  conditions  precedent  that  needed to occur  prior to the transaction  in  accordance  with the  agreement.  The  holders of the  $700,000 subordinated debt notes forgave $532,656 of accrued interest. The interest forgiveness was recognized as income during the period ended August 28, 2003and recorded as an extraordinary item. Additionally, a performance fee of $49,104 was accrued in accordance with the provisions of the term loan agreement.

The components of the transaction are as follows:

The shareholders of common stock and Class A, B, and C preferred stock cancelled and extinguished all options, warrants, and rights to receive stock in the Company. The shareholders further waived all rights to receive the cumulative dividends on the Class A, B, and C preferred stock.

After waiving the aforementioned rights the Class A, B, and C preferred stock was converted to common stock as part of the transaction. Every share of Class B and Class C preferred stock was converted to one share of common stock and every share of Class B preferred stock was converted to 3 shares of common stock. In addition, (prior to the transaction) certain shareholders of common stock transferred one share of common stock to the owner of every original share of Class A preferred stock. Every share of existing common stock and newly converted common stock was exchanged for shares of iSecureTrac stock on the basis of 2.623641 shares of iSecureTrac stock for one share of the Company's stock.

As part of the "plan of exchange" iSecureTrac assumed the term loan and the $700,000 subordinated debt of the Company. The term loan and subordinated debt have been listed as a current liability as a result of iSecureTrac assuming the debt. The Company is operating as a wholly owned division of iSecureTrac for the period beginning August 29, 2003.

                              PLAN OF DISTRIBUTION

All but 17,539 shares of the Company's common stock eligible for distribution to the shareholders of TSC in exchange for their TSC stock were issued to such shareholders at the time of closing of the share exchange, on or about August 28, 2003.


                                  LEGAL OPINION

The validity of the shares offered hereby has been passed upon for the Company by John M. Heida, Esq., 5022 So. 114th Street, Omaha, NE 68137.


                                     EXPERTS

The consolidated financial statements of iSECUREtrac Corp. and subsidiaries included herein and in the registration statement have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing herein, which report expresses an unqualified opinion and includes an explanatory paragraph referring to our ability to continue as a going concern. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

The financial statements of Tracking Systems Corporation included with Amendment No. 1 to the current report on Form 8-K, filed with the SEC on November 12, 2003 and incorporated in this registration statement by reference have been audited by McKonly & Asbury, LLP, independent auditors, as stated in their report appearing therein. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file quarterly and annual reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of these materials from the Public Reference Section of the Securities and Exchange
Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-4 with the Securities and Exchange Commission under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the Securities and Exchange Commission's rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission, and copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates.

                       iSECUREtrac Corp. and Subsidiaries
                          Consolidated Financial Report


                                Table of Contents





Independent Auditors' Report ...................   F-1

Financial Statements:
    Balance Sheets .............................   F-2
    Statements of Operations ...................   F-3
    Statements of Stockholders' Equity (Deficit)   F-4
    Statements of Cash Flows ...................   F-7

Notes to Financial Statements ..................   F-9

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
iSECUREtrac Corp.
Omaha, Nebraska

We have audited the accompanying consolidated balance sheet of iSECUREtrac Corp. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iSECUREtrac Corp. and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceeds its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McGladrey & Pullen, LLP
Des Moines, Iowa
January 17, 2003, except for the third paragraph in
Note 7 as to which that date is March 7, 2003.

                        iSECUREtrac CORP AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2002


                                      ASSETS (NOTE 3)
                                      ---------------
CURRENT ASSETS
   Cash                                                                                               $47,374
   Receivables:
      Trade accounts                                                                                   18,493
      Other                                                                                            75,111
    Inventories                                                                                        51,460
   Prepaid expenses and other                                                                          15,872
                                                                                                       ------

      TOTAL CURRENT ASSETS                                                                            208,310
LEASEHOLD IMPROVEMENTS AND EQUIPMENT, NET (Note 2)                                                    217,822
PRODUCT DEVELOPMENT COSTS, NET OF ACCUMULATED
AMORTIZATION OF $262,384                                                                              682,200
OTHER ASSETS                                                                                            9,081
                                                                                                        -----

                                                                                                   $1,117,413
                                                                                                   ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Notes payable (Note 3)                                                                          $2,168,318
   Outstanding checks in excess of bank balance                                                       121,694
   Current maturities of long-term debt (Note 3)                                                      443,438
   Accounts payable and accrued expenses                                                              672,130
   Accrued interest payable                                                                            46,113
   Preferred dividends payable                                                                        203,121
                                                                                                      -------

      TOTAL CURRENT LIABILITIES                                                                     3,654,814

COMMITMENTS AND CONTINGENCIES (Notes 7, 8 and 9)

STOCKHOLDERS' EQUITY (DEFICIT) (Notes 5 and 6)
   Series A Convertible Preferred stock, 10,000 shares designated at $.01 par value;
         8,483 issued and outstanding, stated value $1,000 per share                                8,482,662
   Series B Convertible Preferred stock, 3,500 shares designated at $.01 par value;
         150 issued and outstanding, stated value $1,000 per share                                    145,000
   Common stock, 50,000,000 shares authorized at $.001 par
         value; 34,919,703 issued and outstanding                                                      34,919
   Additional paid-in capital                                                                      21,510,819
   Accumulated deficit                                                                            (32,710,801)
                                                                                                  -----------
      Total stockholders' (deficit)                                                               (2,537,401)
                                                                                                  -----------
                                                                                                   $1,117,413
                                                                                                  ===========

See Notes to Consolidated Financial Statements.

                        iSECUREtrac Corp and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2002 and 2001




                                                                      2002          2001
                                                              ---------------- ----------------
Revenues:
     Product                                                        358,305                 -
     Service                                                        144,697            52,652
                                                              ---------------- ----------------
        Total revenues                                               503,002           52,652
                                                              ---------------- ----------------
Costs and expenses:
     Cost of product revenue                                         524,933                -
     Cost of service revenue                                          87,870          110,198
     Research and development                                        773,248          496,727
     Sales, general and administrative                             4,172,160        3,112,155
                                                              ---------------- ----------------
        Total costs and expenses                                   5,558,211        3,719,080
                                                              ---------------- ----------------

     Operating (loss)                                             (5,055,209)      (3,666,428)
                                                              ---------------- ----------------

Other income (expense):
     Interest income                                                   1,742               43
     Interest expense (Note 3)                                      (203,419)        (671,042)
     Loan acquisition expense, stockholders                         (536,734)      (2,047,259)
     Other, net                                                            -          199,875
                                                              ---------------- ----------------

     Total other income (expense)                                   (738,411)      (2,518,383)
                                                              ---------------- ----------------
     (Loss) before provision
     for income taxes                                             (5,793,620)      (6,184,811)

     Provision for income taxes (Note 4)                                   -                -
                                                              ---------------- ----------------

Net (loss)                                                        (5,793,620)      (6,184,811)

Preferred dividends (Note 6)                                        (807,832)         (68,161)
                                                              ---------------- ----------------
Net (loss) available to common stockholders                   $   (6,601,452)     $(6,252,972)
                                                              ---------------- ----------------

Basic and diluted (loss) per common share                     $        (0.23)  $        (0.29)
                                                              ================ ================

Weighted average shares of common stock outstanding               29,248,828       21,307,617
                                                              ================ ================

              See Notes to Consolidated Financial Statements.

                        iSECUREtrac CORP AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     Years Ended December 31, 2002 and 2001

                                     SERIES A               SERIES B
                                    CONVERTIBLE            CONVERTIBLE
                                  PREFERRED STOCK        PREFERRED STOCK    COMMON STOCK
                                  ---------------        ---------------    ------------
                               SHARES       AMOUNT      SHARES     AMOUNT      SHARES       AMOUNT
                               ------       ------      ------     ------      ------       ------

Balance, December 31, 2000         --    $         --        --   $      --   18,746,646   $ 18,747

  Shares issued upon
     exercise of warrants
     at $0.43 per share            --              --        --          --       12,500         12

  Shares issued for
     director's fees               --              --        --          --      248,861        249

  Shares issued in lieu
     of payment on
     notes payable and
     long-term debt                --              --        --          --      471,191        471

  Shares issued for services       --              --        --          --      356,110        356

  Shares issued upon
     exercise of warrants
     in lieu of payment
     on notes payable
     and long-term debt            --              --        --          --    5,762,695      5,763

  Paid-in capital for cost
     of options issued             --              --        --          --           --         --

  Warrants issued in
     connection with
     stockholder loans
     and services loan
     guarantees                    --              --        --          --           --         --

  Shares issued upon
     surrender of warrants,
     assumption of bank
     notes and forgiveness
     of debt (Note 5)           6,133       6,133,027        --          --           --         --

  Shares issued in
     anticipation of
     assumption of  bank
     debt (Note 5)              2,477              --        --          --           --         --

  Net (loss)                       --              --        --          --           --         --
                               --------  ------------  ---------  ---------  -----------  ---------
Balance, December 31, 2001      8,610       6,133,027        --          --   25,598,003     25,598



                                      ADDITIONAL
                                       PAID -IN       ACCUMULATED
                                       CAPITAL          DEFICIT          TOTAL
                                       -------          -------          -----
Balance, December 31, 2000       $ 12,532,907         $(19,856,377)   $  7,304,723

  Shares issued upon
     exercise of warrants
     at $0.43 per share                 5,363                   --           5,375

  Shares issued for
     director's fees                  112,941                   --         113,190

  Shares issued in lieu
     of payment on
     notes payable and
     long-term debt                    93,767                   --          94,238

  Shares issued for services          347,476                   --         347,832

  Shares issued upon
     exercise of warrants
     in lieu of payment
     on notes payable
     and long-term debt             1,658,173                   --       1,663,936

  Paid-in capital for cost
     of options issued                253,193                   --         253,193

  Warrants issued in
     connection with
     stockholder loans
     and services loan
     guarantees                     2,054,738                   --       2,054,738

  Shares issued upon
     surrender of warrants,
     assumption of bank
     notes and forgiveness
     of debt (Note 5)              (1,932,887)                  --       4,200,140

  Shares issued in
     anticipation of
     assumption of  bank
     debt (Note 5)                         --                   --              --

  Net (loss)                               --           (6,184,811)     (6,184,811)
                                 ------------          ------------    -------------
Balance, December 31, 2001         15,125,671          (26,041,188)     (4,756,892)
                                 ============         =============    =============

                        iSECUREtrac CORP AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     Years Ended December 31, 2002 and 2001



                                       Series A              Series B
                                      Convertible           Convertible
                                    Preferred Stock       Preferred Stock         Common Stock         Additional
                                                                                                        Paid -in      Accumulated
                                 Shares      Amount      Shares    Amount       Shares      Amount      Capital         Deficit
                                 ------      ------      ------    ------       ------      ------      -------         -------
Subtotal carryforward            8,610  $  6,133,027        -    $   --      25,598,003  $   25,598  $ 15,125,671  $(26,041,188)

Shares issued upon
   surrender of warrants,
   assumption of bank
   notes and forgiveness
   of debt (Note 5)                 --     2,476,763        -        --              --          --            --            --

Shares issued upon
   exercise of warrants
   at $0.20 per share               --            --        -        --         250,000         250        49,750            --

Shares issued for
   director's fees                  --            --        -        --         144,229         144       113,206            --

Shares issued for services          --            --        -        --       1,895,001       1,895     1,138,880            --

Shares issued for cash
   at $0.3325 to $1.50
   per share, net of
   offering costs of 159,625        --            --                 --       3,295,504       3,295     2,981,024            --

Shares issued upon
   exercise of options
   at $0.10 to $0.875
   Per share                        --            --        -        --       1,437,666       1,438       169,190            --

Shares issued in lieu
   of payment on
   Note payable                     --            --        -        --         121,522         121        43,796            --



                                      Total
                                      -----
Subtotal carryforward            $ (4,756,892)

Shares issued upon
   surrender of warrants,
   assumption of bank
   notes and forgiveness
   of debt (Note 5)                 2,476,763

Shares issued upon
   exercise of warrants
   at $0.20 per share                  50,000

Shares issued for
   director's fees                    113,350

Shares issued for services          1,140,775

Shares issued for cash
   at $0.3325 to $1.50
   per share, net of
   offering costs of 159,625        2,984,319

Shares issued upon
   exercise of options
   at $0.10 to $0.875
   Per share                          170,628

Shares issued in lieu
   of payment on
   Note payable                        43,917


                                   (continued)
                        iSECUREtrac CORP AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     Years Ended December 31, 2002 and 2001


                                       Series A              Series B
                                     Convertible           Convertible
                                   Preferred Stock       Preferred Stock         Common Stock         Additional
                                                                                                       Paid -in       Accumulated
                                 Shares      Amount     Shares    Amount       Shares      Amount       Capital         Deficit
                                 ------      ------     ------    ------       ------      ------       -------         -------
Subtotal carryforward           8,610   $  8,609,790       --  $       --    32,741,925  $ 32,741   $ 19,621,517     (26,041,188)

Shares issued upon
   conversion of Series A
   Preferred stock             (1,110)    (1,110,000)      --          --     2,177,778     2,178      1,107,822              --

Shares issued for cash
   at $1,000 per share,
   net of offering costs
   of $5,000                      310        310,000      150     145,000            --        --             --              --

Paid-in capital for cost
   of options issued               --             --       --          --            --        --        191,071              --

Warrants issued in
   connection with
   stockholder loans
   and loan guarantees
   and other consulting
   services                        --             --       --          --            --        --        590,409              --

Series A preferred stock
   dividends                      673        672,872       --          --            --        --             --        (875,993)

 Net (loss)                        --             --       --          --            --        --             --      (5,793,620)
                              ---------------------------------------------------------------------------------------------------
 Balance, December 31,          8,483   $  8,482,662      150  $  145,000    34,919,703  $ 34,919   $ 21,510,819    $(32,710,801)
                              ===================================================================================================


                                      Total
                                      -----
Subtotal carryforward           $  2,222,860

Shares issued upon
   conversion of Series A
   Preferred stock                        --

Shares issued for cash
   at $1,000 per share,
   net of offering costs
   of $5,000                         455,000

Paid-in capital for cost
   of options issued                 191,071

Warrants issued in
   connection with
   stockholder loans
   and loan guarantees
   and other consulting
   services                          590,409

Series A preferred stock
   dividends                        (203,121)

 Net (loss)                       (5,793,620)
                              --------------
 Balance, December 31,          $ (2,537,401)
                              ==============


                 See Notes to Consolidated Financial Statements.

                        iSECUREtrac CORP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2002 and 2001






                                                                        2002          2001
                                                                        ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss)                                                       (5,793,620)   (6,009,811)
   Adjustments to reconcile net (loss) to net cash (used in)
   operating activities;
      Loss on asset abandonment                                         67,013       247,164
      Depreciation and amortization                                    346,505       131,053
      (Gain)/loss on sale of leasehold improvements and equipment           --        86,893
      Expenses paid by issuance of stock, warrants and options       2,035,605     2,768,953
            in lieu of cash
      Provision for bad debts                                               --         3,100
      Changes in working capital components:
         (Increase) decrease in trade accounts receivable               (7,933)        8,499
         (Increase) other receivable                                   (75,111)           --
         (Increase) decrease in employee receivables                       700          (700)
         (Increase) decrease in inventories                            (51,460)       77,000
         (Increase) decrease in prepaid expenses and other              22,451       (32,598)
         Increase in accounts payable                                   52,204       170,485
             and accrued expenses
         Increase (decrease) in accrued interest payable                (1,136)      185,331
         Increase (decrease) in deferred revenue                       (76,563)       76,563
                                                                    ------------------------

            NET CASH (USED IN) OPERATING ACTIVITIES                 (3,481,345)   (2,463,068)
                                                                    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of leasehold improvements and equipment                   (196,727)      (29,918)
   Proceeds from sale of leasehold improvements and equipment               --        15,872
   Product development costs                                          (204,200)     (557,458)
   Acquisition/disposal of other assets                                  1,080        14,095
                                                                    ------------------------

            NET CASH (USED IN) INVESTING ACTIVITIES                   (399,847)     (557,409)
                                                                    ----------    ----------

                                   (Continued)
                        iSECUREtrac CORP AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                     Years Ended December 31, 2002 and 2001






                                                                             2002          2001
                                                                             ----          ----
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from notes payable, net                                         508,315     2,959,082
   Principal payments on long-term debt                                    (217,759)     (142,638)
   Proceeds from issuance of common stock                                 3,204,947         5,375
   Increase (decrease) in checks outstanding in excess of bank balance      (22,376)      144,070
   Proceeds from issuance of preferred stock                                455,000            --
                                                                         --------------------------

      NET CASH PROVIDED BY FINANCING ACTIVITIES                           3,928,127     2,965,889
                                                                         --------------------------

      INCREASE (DECREASE) IN CASH                                            46,935       (54,588)
CASH
   Beginning
                                                                                439        55,027
                                                                         --------------------------

   Ending                                                                    47,374           439
                                                                         ==========================

SUPPLEMENTAL DISCLOSURE OF CASH PAYMENTS FOR
   Interest                                                                 204,555       485,711
   Income taxes                                                                  --            --
SUPPLEMENT DISCLOSURE OF NONCASH INVESTING
AND FINANCING ACTIVITIES
   Issuance of common and preferred stock in lieu of payment on           2,520,680     5,958,314
        long-term debt, notes payable and accrued interest payable
   Product development costs purchased on  / (paid on) account             (156,943)      156,943
   Issuance of preferred stock in payment of preferred stock dividends      672,872            --
   Preferred stock dividends declared but not paid                          203,121            --



See Notes to Consolidated Financial Statements.

                        iSECUREtrac CORP AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies


Nature of business: iSECUREtrac Corp (formerly Advanced Business Sciences, Inc.) On June 19, 2001, Advanced Business Sciences, Inc. was changed to iSecureTrac Corp. This name change was made to better reflect our current and future business activities of providing advanced tracking solutions for the monitoring of individuals and assets via a secure web hosted application.

         We design, develop, produce, sell, lease and support wireless products and services relating to the tracking, monitoring, and reporting of individuals and objects. Our products are designed to enhance productivity, reduce costs, and improve overall response using on-line access to information previously maintained on a variety of media. Today, we primarily market to the criminal justice application for continuous electronic monitoring.

         Our Company was formed on January 5, 1992 and was engaged in the development of wireless products and services relating to tracking, monitoring and reporting of individuals and objects. The Company began generating revenue in the fourth quarter of 2002. The Company previously reported as a development stage enterprise and became operational during the fourth quarter of the year ended December 31, 2002.



Significant accounting policies:

Principles of consolidation: The consolidated financial statements include the accounts of our Company and its wholly-owned subsidiaries, iST Services, Inc., formed September 25, 2002, and ABS Nebraska, Inc., which is inactive. All material intercompany balances and transactions have been eliminated in consolidation.

Accounting estimates and assumptions: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Receivables: Receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Inventories: Inventories consist of PTUs and parts and are recorded at the lower of cost (first in - first out method) or market.

Leasehold improvements and equipment: Leasehold improvements and equipment are recorded at cost. Equipment is depreciated on the straight-line method over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the estimated lives of the assets or the lease term. These assets are reviewed for impairment under SFAS No. 144 when events indicate the carrying amount may not be recoverable.

Product development: We capitalized software and hardware development costs in accordance with the Statement of Financial Accounting Standard No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. At December 31, 2002, the majority of our capitalized costs related to the development of our web based tracking and monitoring system, known as tracNET24. Our customers are charged a daily usage fee. During the years ending 2002 and 2001, we capitalized $47,257 and $714,401 of product development costs, respectively. The capitalization of these costs begins when a product's technological feasibility has been established and ends when the product is available for general release to customers We amortize these costs on a straight-line basis over an estimated economic useful life of three years or on the ratio of current revenue to total projected product revenues, whichever is shorter once the product is available to customers. We began to amortize these costs in 2002. It is reasonably possible that those estimates of projected product revenues, the remaining estimated economic life of the product or both would be reduced significantly in the near term due to competitive pressures or technological changes. As a result, the carrying amount of the capitalized software and hardware costs may be reduced materially in the near term. $86,962 and $133,833 of capitalized software and hardware development costs were charged to expense in the years ended December 31, 2002 and 2001, respectively, due to impairment. Based upon unit sales to date, and projected sales for the future, we believe there is no impairment of product development costs. Amortization of capitalized software and hardware development costs totaled $262,384 and none for the years ended December 31, 2002 and 2001, respectively.

Patents: Patents are included in other assets at cost less accumulated amortization. Amortization is by the straight-line method over ten years.

 Earnings per share: Basic Earnings Per Common Share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted Earnings Per Common Share shall be computed by including contingently issuable shares with the weighted average shares outstanding during the period. When inclusion of the contingently issuable shares would have an antidilutive effect upon earnings per share, no diluted earnings per share shall be presented.

The following contingently issuable shares were not included in diluted earnings per common share as they would have an antidilutive effect upon earnings per share:




                                                       2002             2001
   Shares issuable upon conversion of Series A
      Convertible Preferred Stock                   8,482,662         8,609,800
   Shares issuable upon conversion of Series B
      Convertible Preferred Stock                     250,050                 -
   Common stock options outstanding                 7,603,575         8,439,158
   Common stock warrants outstanding                1,858,324         1,058,154
   Convertible subordinated debentures                  6,600            13,201



Revenue recognition: Product revenues and cost of goods sold are recognized when goods are received by the customer. Service revenues and related expenses are recognized once the service has been performed. Other revenues and directly related expenses are recognized ratably over the life of the agreement commencing when products are delivered to the customer. We bill for Personal

Tracking Units (PTUs) that are sold, and recognize such revenue when goods are received by the customer. One customer, ADT Security Systems, has a 45 day acceptance clause in its contract agreement with us to accept or reject shipment. ADT Security Systems accepted all 350 units billed to them in 2002. For tracNET24 services we bill for the daily fees incurred in arrears on a monthly basis. Such revenue is recognized on the day the daily fee accrues. For our leased PTUs, we also bill on a monthly basis for the daily fees incurred in arrears.

Advertising costs:  Advertising costs are expensed as incurred.

 Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock -based compensation: As of December 31, 2002, our Company has various stock-based compensation plans, which are more fully described in Note 5. We account for those plans under the recognition and measurement principles of APB Opinion No. 25 (APB 25), Accounting for Stock Issued to Employee, and related interpretations, which measures compensation as the difference between the fair value of the stock at the date of award and the amount required to be paid for the stock. Stock-based compensation of $191,071 and $253,193 has been reflected in net (loss) for the years ended December 31, 2002 and 2001, respectively. The following table illustrates the effect on net (loss) for the years ended December 31, 2002 and 2001, as if we had applied the fair value recognition provisions of SFAS No. 123 (FAS 123), Accounting for Stock -Based Compensation, to stock-based compensation.


                                               Year Ended December 31
                                                2002           2001
                                                ----           ----

Net (loss), as reported                     $(5,793,620)   $(6,184,811)
Add:  Stock-based employee compensation
  expense included in reported net (loss)       191,071        253,193

Decuct:  Total stock-based employee
  compensation expense determined under
  fair value based method for all awards       (377,447)    (1,752,374)
                                            ------------- -------------

Pro forma net (loss)                        $(5,979,996)   $(7,683,992)
                                            ============= =============

Basic and diluted (loss) per share:
     As reported                            $     (0.23)   $     (0.29)
                                            ============= =============

     Pro forma                              $     (0.23)   $     (0.36)
                                            ============= =============


         In determining the pro forma amounts above during 2002 and 2001, the value of each grant is estimated at the grant date using the fair value method prescribed in SFAS 123 with the following assumptions: no dividends, risk free interest rate of 5%; expected life of 3.5 and 5 years and; expected price volatility of 61.06% and 129.10%.

The fair value of stock options and warrants issued to non-employees is being accounted for using FAS 123. Related compensation expense is charged to income when incurred.

Warrants and common stock issued in consideration for notes payable and debt guarantee fees is expensed in the period incurred due to the short term nature of the related notes.

 Segments of business: The Company currently only has one segment line of business.

New accounting pronouncements: In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 143 (SFAS 143), Accounting for Asset Retirement Obligations, which will be effective for us beginning January 1, 2003. SFAS 143 addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.

In April 2002, the FASB issued SFAS No. 145 (SFAS 145), Rescission of FASB Statements No. 4, 44, 64, Amendment of FASB Statement No. 13, and Technical Corrections, which will be effective for us beginning January 1, 2003. SFAS 145 rescinds SFAS Nos. 4, 44, 64 and amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.

In June 2002, the FASB issued SFAS No. 146 (SFAS 146) Accounting for Costs Associated with Exit or Disposal Activities, which will be effective for us beginning January 1, 2003. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized at fair value when the liability is incurred unless the liability is for one-time termination benefits incurred over time. SFAS 146 nullifies Emerging Issues Task Force Issue No. 94-3 Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Costs Associated with a Restructuring).

In November of 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which elaborates on required disclosures by a guarantor in its financial statements about obligations under certain guarantees that it has issued and clarifies the need for a guarantor to recognize, at the inception for certain guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. The provisions of this Interpretation relating to initial recognition and measurement of guarantor liabilities are effective for qualifying guarantees entered into or modified after December 31, 2002.

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, which addresses consolidation by a business of variable interest entities in which it is the primary beneficiary. The Interpretation is effective immediately for certain disclosure requirements and variable interest entities created after January 31, 2003, and is effective fiscal 2004 for all other variable interest entities.

We have assessed the impact of SFAS Nos. 143, 145, and 146, FIN 45 and FIN 46, and estimate that the impact of these standards and interpretations will not be material to our financial condition, results of operations or liquidity.

In December 2002, the FASB issued SFAS No. 148 (SFAS 148) Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No.
123. SFAS 148 amended SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for employee stock-based compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosure in annual and interim financial statements about the method of accounting for stock-based compensation and its effect on reported results. The disclosure provisions of SFAS 148 are included in the accompanying Notes to Consolidated Financial Statements. We apply the principles of APB 25 and related interpretations in accounting for its stock-based compensation plans. See Note 5 to the consolidated financial statements.

Note 2. Leasehold Improvements and Equipment

         Leasehold improvements and equipment at December 31, 2002, are as follows:


Leasehold improvements.........................................       $ 10,000
Furniture and equipment........................................        603,219
                                                                       -------
                                                                       613,219
Less accumulated depreciation..................................        395,397
                                                                       -------
                                                                     $ 217,822
                                                                     =========




Note 3. Pledged Assets, Notes Payable and Long Term Debt at December 31, 2002

         We have the following notes payable and long-term debt at December 31, 2002:

Notes payable:

Unsecured notes payable due to certain stockholders, principal and interest are due at
   maturity (January 2003 to December 2003). Interest rates are 10 %.(A)...................          $960,000
Unsecured note payable due to a stockholder, principal and interest are currently due.
   Interest rate is prime plus 1.25% (5.50% at December 31, 2002). (A)                                100,000
Note payable bank, interest is due monthly at prime (4.25% at December 31, 2002)
through July 2003, when all remaining principal and interest are due. The note is secured
by the personal guarantees of various stockholders.(B).....................................         1,000,000
Note payable bank, principal and interest of 7.25% due at maturity, January 21, 2003.                  98,318
Other                                                                                                  10,000
                                                                                                       ------
                                                                                                   $2,168,318
                                                                                                   ==========

Long-term debt:
   Note payable bank, due in monthly installments of $16,557 including interest at the
      Bank's prime rate plus 0.25% (4.50% at December 31, 2002) through June 2003, when all remaining principal and interest are due. The note is collateralized by substantially
      all the assets of the Company and the personal guarantees of various stockholders.(C)        $  403,438
   10% convertible subordinated debenture, currently due, convertible into shares of common
      stock at $6.06 per share........................................................                 40,000
                                                                                                       ------
                                                                                                      443,438
   Less current maturities.................................................................           443,438
                                                                                                      -------
                                                                                                   $        0
                                                                                                   ==========



        Interest expense to stockholders for the years ended December 31, 2002 and 2001, was approximately $59,221 and $227,000, respectively.

(A)      Common  stock  warrants  were issued to a majority of note holders (See
         Note 5).

(B) Common stock warrants were issued to those stockholders guaranteeing this note (See Note 5).

(C) Shares of common stock and common stock warrants were issued to those stockholders guaranteeing this note (See Note 5).


         The carrying value of fixed rate notes payable and long term debt approximates its fair value at December 31, 2002 due to the stockholder guarantees and the relatively short-term nature of the borrowings.


Note 4. Income Taxes

         Net deferred taxes in the accompanying balance sheets include the following components as of December 31, 2002:


Net operating loss carryforward...............................       11,975,000
Other.........................................................           10,000
                                                                   ------------

                                                                     11,985,000
Valuation allowance...........................................     (11,985,000)
                                                                   ------------

   NET DEFERRED TAX ASSET.....................................     $         --
                                                                   ============


         The income tax provision differs from the amount of income tax determined by applying the statutory federal income tax rate to pretax loss for the years ended December 31, 2002 and 2001 due to the following:


                                                                      2002         2001
                                                                      ----         ----

Computed "expected" tax (benefit) ............................   $(1,946,931)   $(2,043,336)
Increase (decrease) in income taxes (benefits) resulting from:
   Benefit from state taxes ..................................      (343,576)      (360,589)
   Nondeductible expenses ....................................       475,507        131,925
   Increase in the valuation allowance .......................     1,815,000      2,272,000
                                                                 -----------    -----------
                                                                 $         -    $         -
                                                                 ===========    ===========


         Our Company has net operating losses of approximately $29,936,000 to carry-forward for future tax purposes that expire from 2010 to 2022. It is reasonably possible the Section 382 limitations of Internal Revenue Service regulations may limit the amount of net operating loss carry-forward. Due to the uncertainty surrounding the timing of the realization of the benefit from the net operating loss carry-forward, we have recorded a valuation allowance to offset the deferred tax asset.

Note 5. Stock Options and Warrants

Stock options

         In 1997 the Company issued 140,825 to former stockholders. All of these options expire no later than November 2003. As permitted under generally accepted accounting principles, these options were accounted for following APB No. 25, and accordingly, no compensation expense was recognized.

In 2001 we issued options to purchase in the aggregate of 5,000,000 shares of common stock at an exercise price 85% of the average daily closing price of common stock for the week prior to when the options were granted to the Chairman of the Board of Directors. The options are to vest on a monthly basis over a two year period of time which began January 1, 2001. The President was also issued options to purchase in the aggregate of 1,000,000 shares of common stock at an exercise price 85% of the average daily closing price of the Company's common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began February 1, 2001. Both of these option grants contain provisions that accelerate vesting if the common stock price meets various thresholds or if various working capital requirements are met. 6,000,000 options vested according to the common stock price thresholds. 91,000 and no options were exercised during the years ended 2002 and 2001.

In November 2001, we granted options to purchase in the aggregate of 600,000 shares of common stock at an exercise price 85% of the average daily closing price of the common stock for the week prior to when the options were granted to the Senior Vice President of Technology, Senior Vice President of Sales and Marketing, and Senior Vice President of Product and Project Development. The options are to vest on a monthly basis over a two year period of time which began November 5, 2001.

In January 2002, we granted options to purchase in the aggregate of 150,000 shares of common stock at an exercise price 85% of the average daily closing price of the common stock for the week prior to when the options were granted to the Senior Vice President Corporate Development and General Counsel. The options are to vest on a monthly basis over a two year period of time which began January 1, 2002.

         In June 2001, our shareholders approved the 2001 Omnibus Equity Incentive Plan. The 2001 Omnibus Equity Incentive Plan provides for the granting of stock options and other equity incentives for up to 1,000,000 shares of the Company's Common Stock to the Company's officers, directors, consultants or advisers who provide services to the Company and key employees at an exercise price 85% of the average daily closing price of the Company's common stock for the week prior to when the options were granted. As of January 1 of each year, commencing with the year 2002, the aggregate number of options that may be awarded under the Plan will automatically increase by a number equal to the lesser of 1% of the total number of Common Shares then outstanding or 200,000. During the years ended 2002 and 2001, grants for 702,500 and 165,000 shares of Common Stock have been made, respectively. 71,250 and 45,000 of those options were made to the Company's directors or executive officers. Options exercised under the Omnibus plan during the years ended 2002 and 2001 were 13,333 and none, respectively. And options forfeited for the same time periods were 50,417 and none, respectively. As of December 31, 2002, 382,917 shares of Common Stock remain available for new option grants under this plan. The options are to vest on a monthly basis over a six month to three year period of time from the date of grant.

         In 1999, we issued stock options to two key employees to purchase shares of our common stock (4,000,000 options and 500,000 options, respectively). The options vest ( 1/3 of the options, 1st block) beginning at the earlier of anniversary date (December 31, 1999 and July 30, 2000, respectively) or when the closing price of the common stock exceeds $3.00 per share for at least five consecutive days. The options are exercisable ($0.10 per share and $0.20 per share, respectively) for a period of three years from date of vesting. The second and third ( 1/3 blocks of options) vest one year and two years after the first block of options or when the closing price of the common stock exceeds $4.00 (2nd block of options) or $6.00 (3rd block of options) for at least five consecutive days. The options are exercisable ($0.10 per share and $0.20 per share, respectively) for a period of three years from the date of vesting. The fair value at the date of grants were $0.18 and $0.20, respectively. Of the 4,000,000 options, 1,333,333 (1st block) are vested and have been exercised as of December 31, 2002. The other blocks of options did not vest as the employee is no longer with iST. None of the 500,000 options vested as the employee was not employed as of the first anniversary date (July 30, 2000).

A summary of the status of options issued to employees at December 31, 2002 and 2001, and changes during the years ended on those dates is as follows:


                                                                                2002                            2001
                                                                                ----                            ----
                                                                                      WEIGHTED-                      WEIGHTED-
                                                                                       AVERAGE                        AVERAGE
                                                                                       EXERCISE                       EXERCISE
OPTIONS                                                                SHARES           PRICE          SHARES          PRICE
-------                                                                ------           -----          ------          -----

Outstanding at beginning of year..................................        8,239,158          $0.83       1,474,158          $3.08
Granted...........................................................          852,500           0.77       6,765,000           0.34
Exercised.........................................................        1,437,666           0.12               -              -
Forfeited.........................................................           50,417           0.91               -              -
                                                                     -------------------------------------------------------------

Outstanding at end of year........................................        7,603,575           0.99       8,239,158           0.83
                                                                     =============================================================



Exercisable at end of year........................................        6,733,957          $0.99       6,322,913          $0.94
                                                                     =============================================================
Weighted-average fair value per options for options granted during
   the year.......................................................                           $0.44                          $0.35
                                                                                    ===============                ===============

A further summary about options outstanding at December 31, 2002 is as follows:


                                                  Options Outstanding              Options Exercisable
                                                  -------------------              -------------------

                                                         Weighted
                                                         Average      Weighted                  Weighted
                                                        Remaining     Average                   Average
                                           Number      Contractual    Exercise      Number      Exercise
Range of Exercise Prices                 Outstanding       Life        Price     Exercisable     Price
------------------------                 -----------       ----        -----     -----------     -----

$0.01 to 0.25........................         77,500         3           $0.23         3,021       $0.23
0.26 to 0.50.........................      5,949,000         3            0.29     5,909,833        0.29
0.51 to 0.75.........................        150,000         3            0.67        34,167        0.68
0.76 to 1.00.........................      1,175,000         3            0.80       614,444        0.80
1.01 to 1.50.........................        111,250         3            1.36        31,667        1.36
1.51 and up..........................        140,825         1           31.25       140,825       31.25
                                       -------------                            ------------
Total................................      7,603,575                               6,733,957

         In addition we issued 200,000 options in 1999 to a consultant to purchase 200,000 shares of common stock. 50,000 of the options vested on July 8, 1999, another 50,000 options vested on January 11, 2000 and the remaining 100,000 options vested on February 8, 2000. All of the 200,000 options are exercisable for a three-year period from the date of vesting. The exercise price is $0.88/share. We account for the fair value of the options in accordance with FSAS No. 123. No options were exercised in 2002 or 2001.

         The fair value of each option is estimated at the grant date using the Black-Scholes option pricing model with the following assumptions: zero dividends; risk free interest rate of 5%; expected life of the options three years; no forfeiture rate and; a price volatility of 210.63%.

Common Stock Warrants

         We issue warrants to stockholders and non-employees in connection with various services these individuals provide to us. We account for the fair value of the warrants in accordance with FASB Statement No. 123. Compensation expense that has been charged to income for these warrants was approximately $590,000 and $2,055,000 for the years ended December 31, 2002 and 2001, respectively.

         The fair value of each warrant is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for warrants in 2002 and 2001: dividend rate of 0.0; price volatility of 56.82% and 111.49%, risk-free interest rate of 5%; and expected lives of three years.

         A summary of the status of all the warrants issued at December 31, 2002 and 2001 and changes during the years ended on those dates is as follows:


                                                                                2002                            2001
                                                                                ----                            ----
                                                                                         WEIGHTED-                      WEIGHTED-
                                                                                           AVERAGE                        AVERAGE
                                                                                          EXERCISE                       EXERCISE
WARRANTS                                                                     SHARES          PRICE          SHARES          PRICE
--------                                                                     ------          -----          ------          -----
Outstanding at beginning of year..................................        1,058,154          $0.44      13,454,549          $0.46
Granted...........................................................        1,169,244           0.69       8,153,421           0.44
Exercised.........................................................        (369,074)           0.24     (5,775,195)           0.26
Exchanged for Preferred Stock.....................................               -               -    (11,071,716)           0.39
Forfeited.........................................................               -               -     (3,752,905)           2.25
                                                                    --------------------------------------------------------------

Outstanding at end of year........................................        1,858,324          $0.63       1,058,154          $0.44
                                                                    ==============================================================



Exercisable at end of year........................................        1,858,324          $0.63       1,058,154          $0.44
                                                                    ==============================================================
Weighted-average fair value per warrant of warrants granted during
   the year.......................................................                           $0.46                          $0.25
                                                                                    ===============                ===============

A further summary about warrants outstanding at December 31, 2002 is as follows:


                                                                  WARRANTS OUTSTANDING AND EXERCISABLE
                                                                  ------------------------------------
                                                                                 WEIGHTED-
                                                                                  AVERAGE           WEIGHTED-
                                                                                 REMAINING            AVERAGE
                                                                      NUMBER    CONTRACTUAL          EXERCISE
RANGE OF EXERCISE PRICES                                         OUTSTANDING       LIFE                 PRICE
------------------------                                         -----------       ----                 -----
$0.01 to 0.25............................................            350,000     0.5 years              $0.20
 0.26 to 0.50............................................             87,081       0.75                  0.31
 0.51 to 0.75............................................          1,106,744        2.0                  0.63
 0.76 to 1.65............................................            314,499       2.75                  1.20
                                                                     -------
          Total..........................................          1,858,324

      The exercise of all options, warrants and conversion rights of Preferred Stock, if exercised, will exceed the total shares of Common Stock authorized by the Company's Certificate of Incorporation. Current executive officers have agreed to defer any exercise of stock options until after shareholder approval of an increase in authorized stock from 50,000,000 to 100,000,000 shares of Common Stock, to be voted on at the Stockholder's Meeting to be held on May 30, 2003.


Note 6. Convertible Preferred Stock

                      Series A Convertible Preferred Stock

         In an agreement, dated as of November 7, 2001, Total Tech, LLC (an entity made up of various board members and stockholders) and other Board of Director members and stockholders (collectively, the "Investors"), acquired 8,609.80 shares of our Series A Convertible Preferred Stock (the "Series A Preferred"). Each share of Series A Preferred is convertible into 1,000 shares of Common Stock, subject to adjustment for stock splits and similar events.

         The Series A Preferred was issued in consideration of the forgiveness of indebtedness owed to certain Investors in the aggregate of $1,497,915, the assumption of $1,000,000 in bank debt by certain investors, the cancellation of 11,071,716 stock purchase warrants held by certain Investors (having an aggregate value of $1,932,887) and the assumption by Total Tech, LLC of $4,178,989 of our indebtedness with financial institutions. As of December 31, 2001, $1,702,226 had been assumed by Total Tech, LLC. Subsequent to December 31, 2001, the remaining $2,476,763 of indebtedness had been transferred to Total Tech, LLC.

         The Board of Directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 1,000,000 shares of Preferred Stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration received therefore. The Board also has the authority to determine the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights without approval by the holders of Common Stock. Although it is not possible to state the effect that any issuance of Preferred Stock might have on the rights of holders of Common Stock, the issuance of Preferred Stock may have one or more of the following effects (i) to restrict Common Stock dividends if Preferred Stock dividends have not been paid,
(ii) to dilute the voting power and equity interest of holders of Common Stock to the extent that any Preferred Stock series has voting rights or is convertible into Common Stock or (iii) to prevent current holders of Common Stock from participating in our Company's assets upon liquidation until any liquidation preferences granted to holders of Preferred Stock are satisfied. In addition, the issuance of Preferred Stock may, under certain circumstances, have the effect of discouraging a change in control of our Company by, for example, granting voting rights to holders of Preferred Stock that require approval by the separate vote of the holders of Preferred Stock for any amendment to the Certificate of Incorporation or any reorganization, consolidation, merger or other similar transaction involving our Company. As a result, the issuance of such Preferred Stock may discourage bids for our Company's Common Stock at a premium over the market price therefore, and could have a materially adverse effect on the market value of the Common Stock.

         Our Board of Directors has designated 10,000 shares of our Company's Preferred Stock as "Series A Convertible Preferred Stock" (the "Series A Stock"). Each share of Series A Stock is convertible into 1,000 shares of Common Stock, subject to adjustment for stock splits and similar events. The Series A Stock has a liquidation preference of $1,000 per share (the "Stated Value") and a dividend preference equal to 9.5% per annum of the Stated Value. Dividends are payable at the option of the Board of Directors, in cash or in additional shares of Series A Stock (valued at $1,000 per share). Holders of Series A Stock have no voting rights except with respect to any action which (1) alters or changes the rights, preferences or privileges of the Series A Stock materially and adversely, (2) increases the authorized number of shares of Series A Stock, (3) creates any new class of shares having preference over or being on a parity with the Series A Stock or (4) involves sales by our Company of a substantial portion of its assets, any merger of our Company with another entity, or any amendment of our Company's certificate of incorporation. Our Company may redeem all, or any part, of the Series A Stock at any time or from time to time. The base redemption price is calculated as follows:


                  Redemption Date                         Base Redemption Price
                  ---------------                         ---------------------

           If prior to September 30, 2002                 103% of Stated Value
   If on or after September 30, 2002, but before
                 September 30, 2003                       102% of Stated Value
   If on or after September 30, 2003, but before
                 September 30, 2004                       101% of Stated Value
              After September 30, 2004                    100% of Stated Value


Holders of Series A Stock have been granted certain registration rights. The Series A Stock is subject to mandatory conversion after September 30, 2004, at the election of the Board of Directors.

We issued 310 Series A Convertible Preferred shares in December 2002 to one company that converted them into common shares. An additional 800 shares were converted to common shares by Total Tech, LLC, during 2002.

Series A Preferred Stock holders have received payment in kind dividends during the year ended December 31, 2002, in the amount of $672,872.

                      Series B Convertible Preferred Stock

         Our Board of Directors approved our proposed private placement offering of 3,500 shares of Series B Convertible Preferred Stock ($0.01 par value) as described in the Offering Memorandum dated December 1, 2002. The price per Share is $1,000 and will be paid in cash by each subscriber at the time of subscription. Each share of Series B Preferred Stock being offered is convertible to 1,667 shares of Common Stock. Each share so converted would be priced at $0.60.

As of December 31, 2002, 150 shares of Series B preferred stock has been issued valued at $145,000, net of offering costs of $5,000.

Rights, Preferences, Privileges and Restrictions of Preferred Stock:

      Dividend Provisions: The holders of the Preferred will be entitled to receive cumulative, fixed-rate dividends per annum (the
                "Dividend Dollar Amount") at the following rates:

                10.0%  months  1-6,
                11.0%  months 7-12,
                12.0% months 13-24,
                13.0% months 25-60.

         Dividends shall be payable in cash or in additional shares of Series B Convertible Preferred Stock at the sole discretion of the Board of Directors. If dividends are paid in Stock each share shall be valued, for this purpose, at an amount equal to the Original Purchase Price.

         Dividends shall be payable quarterly beginning May 31, 2003 (the "Dividend Date").

         Liquidation Preference: In the event of any liquidation or winding up of the Company, the holders of Preferred will be entitled to receive in preference to the holders of Common an amount ("Liquidation Amount") equal to the Original Purchase Price plus any dividends cumulated on the Preferred but not paid. A consolidation or merger of the Company, in which the Company does not survive, or a sale of all or substantially all of its assets shall be deemed to be a liquidation or winding up for purposes of the liquidation preference.

         Call Provisions: At any time, and from time to time prior to the Mandatory Conversion date, the Company may call and/or retire in part or all preferred shares outstanding. If preferred shares are called prior to the Mandatory Conversion date, the following premium would apply:

                Prior  to October  31,  2003  - 115%
                Prior  to October  31,  2004  - 110%
                Prior  to October  31,  2005  - 105%

         Mandatory Conversion: At any time, and from time to time, after October 31, 2005, all or any part of the Preferred may be converted into Common at the then applicable common stock equivalents, at the option of the Company.

         Anti-dilution Provisions: The Common Stock Equivalents, will be subject to adjustment to reflect any subdivisions or combinations of Common Stock.

         Voting Rights: The holders of Preferred shall have no voting rights, except as indicated herein

         Protective Provisions: Consent of the holders of at least a two-thirds majority of the Preferred will be required for any action which (i) alters or changes the rights, preferences or privileges of the Preferred materially and adversely, (ii) increases the authorized number of shares of Preferred, (iii) creates any new class of shares having preference over or being on a parity with the Preferred, or (iv) involves sale by the Company of a substantial portion of its assets, any merger of the Company with another entity, or any amendment of the Company's certificate of incorporation.

         Redemption:  The Preferred shall not be redeemable by the holder.

Preemptive Rights: If the Company at any time grants, issues or sells any options, warrants, convertible securities or rights to purchase stock pro rata to the record holders of Common, the holders of Preferred shall be granted the same rights on an as converted basis.

Note 7. Going Concern and Subsequent Event

         The accompanying financial statements of iSECUREtrac Corp. have been prepared on a going-concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. There are uncertainties that raise substantial doubt about the ability of iSECUREtrac Corp. to continue as a going concern. As shown in the statements of operations, we have not yet achieved profitable operations. As of January 31, 2003, we had insufficient working capital to execute its business plan. These items raise substantial doubt about the ability of the our Company to continue as a going concern. Management plans to continue financing operations and development of our technology through the plan described herein.

         We plan to continue financing our technology and operations through external and related party financing. We are working on an additional private placement of $3,350,000 in equity financing to continue to fund the operations and production of our tracking devices and related services. We are also in the process of obtaining additional bridge financing from a financial institution to help cover some of our general operating expenses.

         On March 7, 2003, iSecureTrac entered into a common stock purchase agreement with Fusion Capital Fund II, LLC. Under the agreement, Fusion Capital shall buy up to $6,000,000 of iSecureTrac's common stock over a period of 30 months. The Company has the right to control the timing and the amount of common stock sold with the limit being $200,000 a month as defined in the agreement. The price per common stock is based on the trading price of the stock as defined in the agreement and is not discounted.

         Management has hired additional sales and sales support staff to help expand our sales opportunities within the United States. The addition of this sales personnel has enabled us to increase sales on an accelerated basis.

         iST's continuation as a going concern is dependent upon its ability to satisfactorily meet its debt obligations, meet its product development goals, secure new financing and generate sufficient cash flows from operations. The financial statements do not include any adjustments that might result from outcome of these uncertainties.

Note 8. Lease Obligations

         The  Company  leases  its  facilities  under  a  non-cancelable   lease
agreement expiring November 2005. The future minimum lease payments under the operating lease as of December 31, 2002 are as follows:


Year Ending December 31,

2003.....................................................     66,275
2004.....................................................     69,300
2005.....................................................     63,525
                                                              ------
                                                            $199,100

         Rent expense related to the above leases was $66,023 and $84,940 for the years ended December 31, 2002 and 2001, respectively.

Note 9. Legal Proceedings

         We are subject to pending or threatened lawsuits that are ordinary to our business. In the opinion of management, no material loss is expected from any of such pending claims or lawsuits. We are also subject to a variety of federal and state laws and regulations, especially those relating to electronic devices and wireless communications.

         Within the previous three years, we were a party to two patent lawsuits with Pro Tech Monitoring, Inc. relating to the company's patent no. 6,100,806 (issued August 8, 2000) and a similar patent, no. 5,731,757 (issued on March 24,
1998), held by Pro Tech, both for the apparatus and method of GPS tracking of individuals. We claimed that our application for the "806" patent was a continuation in part of an earlier patent application, made in December, 1994, which resulted in our patent no. 6,072,396 (issued on June 6, 2000). Pro Tech claimed that the earlier patent application was technically abandoned and that its August, 1996 application was the first one made for the invention. After extensive discovery, the parties settled the case in May of 2002. In the written settlement agreement, made effective April 25, 2002, Pro Tech recognized the validity of the company's "806" patent and the company granted Pro Tech a royalty free, non-exclusive license to use such patent. The complaint and counter complaint were dismissed with prejudice.

On January 2, 2002, the company filed a complaint in U.S. District Court, District of Nebraska, against LEDvision Inc., an Iowa corporation d/b/a Electronic Manufacturing Technologies (EMT), for breach of contract and trade disparagement (Case No. 8:02CV5). The complaint alleged non-delivery of manufacturing specifications and manufactured Personal Tracking Units (PTUs) in the fourth quarter of 2001, causing a delay in our customer deliveries. EMT counter-complained for breach of contract. As the lawsuit progressed, EMT closed its business and liquidated most assets. In February of 2003, the parties agreed to settle the matter on the basis of the delivery to the company of all remaining parts for the PTUs still in possession of EMT and a Note for $10,000 made by us, in favor of EMT, in March of 2001. In exchange, we will allow EMT to exercise its warrant for 25,602 shares of the company's common stock. The settlement agreement was fully executed on March 1, 2003 and, subsequently, the Court has ordered the submission of a motion for dismissal with prejudice. The exchange contemplated in the settlement agreement is currently being arranged and the case is expected to be dismissed when the exchange is completed.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Article 12 of our Restated Certificate of Incorporation, exhibit 3.01 hereto, and article 8 of our Restated Bylaws, exhibit 3.02 hereto, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law.


Item 21.  Exhibits


         3.01     Restated Certificate of Incorporation of the Company (1)

         3.02 Certificate of Amendment to the Certificate of Incorporation of the Company

         3.02     Restated Bylaws of the Company (2)

         3.03 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of iSecureTrac Corp. (3)

         4.01     Form of Common Stock Certificate (1)

         4.02     2001 Omnibus Equity Incentive Plan (4)

         5.01     Opinion of John M. Heida, Esq.

         10.01    Business Office Lease (3)

         10.02    Loan Agreement with US Bank, N.A. (1)

         10.03    License Agreement with SiRF Technology, Inc. (1)

         10.04    Agreement between iST and Telemarket  Resources  International
                  (3)

         10.05    ADT   Distribution   Agreement  (3)   Confidential   Treatment
                  Requested

         10.06    ADT Hosting Agreement (3) Confidential Treatment Requested

         10.07    Employment Agreement between iST and Michael P. May (5)

         10.08    Employment Agreement between iST and James E. Stark (5)

         10.09    Consulting   Services   Agreement  with  Salzwedel   Financial
                  Communications, Inc.(3)

         10.10 Amended and Restated Common Stock Purchase Agreement with Fusion Capital Fund II (6)

         10.11    Preferred  Distributor  Agreement with Premier  Geografix LTD.
                  (7)

         10.12 Share Exchange Agreement with Tracking Systems Corporation, dated August 12, 2003 (10)

         10.13 Agreement with Controlling Shareholders of Tracking Systems Corporation, dated August 12, 2003 (10)

         10.14 Plan of Exchange with Tracking Systems Corporation, dated August 12, 2003 (10)

         20.01 Financial statements of Tracking Systems Corporation and pro forma financial information relative to Tracking Systems Corporation (11)

         21.01    Subsidiaries of the Registrant (8)

         23.01    Consent of McGladrey & Pullen, LLP

         23.02    Consent of John Heida, Esq. (Included in Exhibit 5.01)

         23.03    Consent of McKonly & Asbury, LLP

         24.01    Powers of Attorney (9)


-------------------------------------------------------------------------

(1) Incorporated by reference from the registrant's Registration Statement on Form 10-SB, filed on June 22, 1999 (Commission File No. 0-26455).

(2) Incorporated by reference from the registrant's Current Report on Form 8-K filed on June 10, 2001 (Commission File No. 0-26455).

(3) Incorporated by reference from the registrant's Registration Statement on Form SB-2 filed on November 30, 2001 (Commission File No. 333-74762), which is hereby incorporated by this reference.

(4) Incorporated by reference from the Notice of Annual Meeting of Stockholders and Proxy Statement contained in Registrant's Definitive Proxy Statement under
Schedule 14A, filed with the SEC on May 14, 2001 (Commission File No. 0-26455).

(5) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ending March 31, 2001.

(6) Incorporated by reference from the registrant's Current Report on Form 8-K filed on April 14, 2003 (Commission File No. 0-26455).

(7) Incorporated by reference from the registrant's Current Report under Form 8-K filed on March 18, 2003 (Commission File No. 0-26455)

(8) Incorporated by reference from the registrant's Annual Report on Form 10-KSB filed March 31, 2003 (Commission File No. 0-26455)

(9) Previously Filed.

(10) Incorporated by reference from the registrant's Current Report on Form 8-K filed on August 14, 2003 (Commission File No. 0-26455)

(11) Incorporated by reference from the registrant's Amendment No. 1 to Current Report on Form 8-K filed on November 12, 2003 (Commission File No. 0-26455)


Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a)

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

         (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) To respond to requests for information that is incorporated by reference into the prospectus, pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) To supply, by means of a post-effective amendment, all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the registrant's directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on November 25, 2003.
                                        iSecureTrac Corp.

                                        By: /s/ Michael P. May
                                            --------------------------------
                                            Michael P. May
                                            Chairman of the Board of Directors
                                            (Chief Executive Officer)


    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

        Signature                                       Title                         Date
        ---------                                       -----                         ----
/s/ Michael P. May                      Chairman of the Board of Directors,     November 25, 2003
-----------------------                 Chief Executive Officer
Michael P. May                          (Principal Executive Officer)

/s/ James E. Stark                      Director, President                     November 25, 2003
-----------------------
James E. Stark

* Robert E. Badding                     Director                                November 25, 2003
-----------------------
Robert E. Badding

*Martin J. Halbur                       Director                                November 25, 2003
-----------------------
Martin J. Halbur

*Roger J. Kanne                         Director                                November 25, 2003
-----------------------
Roger J. Kanne

*Ronald W. Muhlbauer                    Director                                November 25, 2003
-----------------------
Ronald W. Muhlbauer

*Ravi Nath                              Director                                November 25, 2003
-----------------------
Ravi Nath

*Thomas E. Wharton Jr.                  Director                                November 25, 2003
-----------------------
Thomas E. Wharton Jr.

* By: Michael P. May
-----------------------
Michael P. May, as Attorney in Fact